Exhibit 2.3

ACQUISITION AGREEMENT

This Acquisition Agreement (“Agreement”) is made as of September 2015 by an among TBC Global News Network, Inc., a Nevada corporation (“TBC Global”), John Fleming (“Fleming”), John Swartz (“Swartz”, being the sole stockholder of each of Inner Four, Inc., a Florida corporation (“Inner Four”), Stimulating Software, LLC, a Florida limited liability company (“Stimulating Software”), Navy Duck, LLC, a Florida limited liability company (“Navy Duck”), Ocean Red, LLC, a Florida limited liability company (“Ocean Red”) and Purple Penguin.com, Inc., a Florida corporation (“Purple Penguin”)), Team AJ, LLC, a North Carolina limited liability company (“Team AJ”), and Chasin, LLC, a Delaware limited liability company (“Chasin”, and Chasin together with Team AJ being the sole stockholders of Play Celebrity Games, Inc., a Delaware corporation (“Play Celebrity”)).

RECITALS

WHEREAS, Swartz is the owner of all the issued and outstanding shares of common stock or membership interests of each of Inner Four, Stimulating Software, Purple Penguin, Navy Duck and Ocean Red (with Inner Four and Stimulating Software being the “Acquired GameCo. Companies” and Navy Duck, Ocean Red and Purple Penguin being the “Optioned GameCo. Companies”, and all such companies together being the “GameCo. Companies” and individually a “GameCo. Company” and such stock or membership interests in the Acquired GameCo. Companies together being the “GameCo. Equity” and such stock or membership interests in the Optioned GameCo. Companies together being the “Optioned GameCo. Equity”) and Team AJ and Chasin are the owners of all of the issued and outstanding shares of stock of Play Celebrity (such stock being the “Play Celebrity Stock”); and

WHEREAS, TBC Global desires to purchase from (i) Swartz and Swartz wishes to sell to TBC Global all of the GameCo. Equity, and (ii) Team AJ and Chasin, and Team AJ and Chasin wish to sell to TBC Global all of the Play Celebrity Stock; and

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WHEREAS, Swartz desires to grant TBC Global the option to purchase all the Optioned GameCo. Equity, and TBC Global wishes to obtain such option; and

WHEREAS, TBC Global wishes to enter into a design and license agreement (the “License Agreement”) with the Optioned GameCo. Companies under which the same will create and provide to TBC Global certain applications for use on mobile devices, and Swartz wishes for the Optioned GameCo. Companies to enter into the License Agreement and has agreed to cause them to execute the License Agreement.

NOW, THEREFORE, in consideration of the respective covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

AGREEMENTS

1.            Purchase and Sale of GameCo. Equity to TBC Global and Option Grant.

1.1           Purchase and Sale of GameCo. Equity. Subject to the terms and conditions contained in this Agreement, on and as of the “Closing” (as defined below), Swartz shall sell, assign, transfer and deliver to TBC Global and TBC Global shall purchase all of the shares and membership interests comprising the GameCo. Equity, free and clear of all claims, liens and encumbrances, such that immediately following the Closing TBC Global shall be the sole stockholder or owner of membership interests (as applicable) of all issued and outstanding shares of the stock of Inner Four and all of the issued and outstanding membership interests of Stimulating Software.

1.2           Purchase and Sale of Play Celebrity Stock. Subject to the terms and conditions contained in this Agreement, on and as of the Closing Team AJ and Chasin shall sell, assign, transfer and deliver to TBC Global and TBC Global shall purchase all of the Play Celebrity Stock owned by Team AJ and Chasin respectively, free and clear of all claims, liens and encumbrances, such that immediately following the Closing TBC Global shall be the sole stockholder of all of the issued and outstanding shares of the stock of Play Celebrity.

1.3           Option to Purchase Optioned GameCo. Equity. Swartz hereby grants TBC Global the exclusive right and option, at the election of TBC Global, to purchase all of the Optioned GameCo. Equity for the purchase price set forth in Section 2.3 below. Such option (the “Option”) must be exercised by TBC Global within the eighteen month (18) month period following the date hereof (provided such option period will be automatically extended by the length of any period which Swartz is in breach of this Agreement) by TBC Global sending Swartz an irrevocable exercise notice substantially in the form of Exhibit A hereto, with such notice to be given not later than ten days prior to the closing (the “Option Closing”) of the acquisition of the Optioned GameCo. Equity. It is agreed that if the Option is exercised then, prior to the Option Closing, Swartz shall be permitted to transfer from the Optioned GameCo. Companies those assets (the “Excluded Assets”), and only those assets, described in Schedule 1.3 attached hereto, to such entity as he may elect, such that after the Option Closing neither the Optioned GameCo. Companies, Play Celebrity nor Global will have any right to use nor title to the Excluded Assets.

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2.           Purchase Price.

2.1           Purchase Price for GameCo. Equity. As the full and complete consideration for his sale of the GameCo. Equity to TBC Global as provided for herein: (a) TBC Global shall issue to Swartz Two Thousand Five Hundred and Seventy Five (2,575) restricted shares of Series A Preferred Stock of TBC Global (the “Swartz Preferred Shares”); (b) Swartz will be entitled to retain, and TBC Global will pay over to Swartz, the revenues generated by the applications (the “Excluded Applications”) of Stimulating Software set forth in Schedule 2.1 hereto (and, if Swartz at any time so requests in writing, such applications shall be assigned by Stimulating Software to an entity designated in writing by Swartz); and (c) Swartz will be entitled to retain the payments at any time hereafter made in respect of business operations of the Acquired GameCo. Companies effected prior to the Closing, net of the costs of such business (such amount to which Swartz is entitled being the “Net GameCo. Payment”). As soon as practicable following the Closing the parties will determine, in good faith, the amount of the Net GameCo. Payment and pay the same to Swartz from the cash assets of the Acquired GameCo. Companies.

2.2           Purchase Price for Play Celebrity Stock. (a) As the full and complete consideration for their sale of the Play Celebrity Stock to TBC Global as provided for herein TBC Global shall issue to Team AJ and Chasin an aggregate of (i) One Thousand Five Hundred (1,500) restricted shares of Series A Preferred Stock of TBC Global (the “PC Preferred Shares”), and (ii) Twenty Seven Million Four Hundred and Twenty Nine Thousand (27,429,000) restricted shares of the Common Stock of TBC Global (the “PC Common Shares”), which PC Common Shares will represent seventy percent (70%) of the issued and outstanding Common Stock immediately following the Closing on a fully diluted basis (and for purposes of such calculation the foregoing assumes that all shares to be issued under Sections 2.2(b), 3.1.1 and 11.6 below are issued and outstanding, and that all Preferred Stock to be issued thereunder, including on the exercise of options, have been converted to Common Stock of TBC Global), and (unless otherwise instructed in writing, which may be by email, by Team AJ and Chasin) with the PC Preferred Shares and the PC Common Shares being allocated equally as between Team AJ and Chasin.

(b)          Team AJ and Chasin have agreed that Seven Hundred Thousand (700,000) shares (the “Payment Shares”) of the PC Common Shares are to be used by TBC Global to pay existing creditors of TBC Global, with such payments to be made after the Closing. Following such payment, and as promptly as possible, and without the need for any additional payment by them, Team AJ and Chasin will be issued (ii) an additional Seven Hundred Thousand (700,000) shares of the Common Stock of TBC Global (the “Replacement Shares”) in replacement of the Payment Shares, and (ii) such additional shares of Common Stock of TBC Global as may be necessary such that, after such issuances Team AJ and Chasin together hold seventy percent (70%) of the then issued and outstanding Common Stock of TBC Global, calculated in the same fashion as is provided for in Section 2.2(a) above. Further, all representations and warranties of the Company relating to the Payment Shares will be deemed made with respect to the Replacement Shares, and the Replacement Shares will have all rights attendant to the Payment Shares, including the registration rights set forth in Section 11 hereof.

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2.3           Option Exercise Price. Should TBC Global exercise the Option it will, at the Option Closing, pay Swartz the sum of One Million Five Hundred Thousand Dollars ($1,500,000), with such purchase price (the “Option Purchase Price”) to be adjusted as follows: At the Closing the gross revenue for the Optioned GameCo. Companies for the six months immediately preceding the Closing will (at the cost of TBC Global) be determined by the accountants for TBC Global, with the input of Swartz, Team AJ and Chasin, and Swartz will hereafter promptly provide such information to TBC Global as it may reasonably request in order to make such determination. Following the Option Closing TBC Global’s accountants will (with the input of Swartz, Team AJ and Chasin), as promptly as practicable (at the cost of TBC Global), determine the gross revenue for the Optioned GameCo. Companies for the six months immediately preceding the Option Closing, and Swartz will promptly provide such information to TBC Global as it may reasonably request in order to make such determination. If, and to the extent, such gross revenues for the period immediately prior to the Option Closing, less such gross revenues for the period immediately prior to the Closing, represent at least a ten percent (10%) increase or decrease with respect to such gross revenues for the period immediately prior to the Closing, then the Option Purchase Price will be increased or decreased by such percentage change, with the increase to be paid to Swartz, or any decrease to be paid by Swartz to TBC Global, within five business days following the determination of the amount of such increase or decrease.

3.           Closing. The closing (the “Closing”) of the sale and purchase of the Game Co. Equity and the Play Celebrity Stock and the other transactions to occur hereunder to occur at the Closing (all such transactions being the “Transactions”) shall take place on or before September 9,, 2015, or at such other date, time or place as may be agreed upon in writing by the parties hereto, but not later than October 15, 2015 (“Termination Date”).

3.1.          Items to be Delivered Immediately Prior to or at Closing. At the Closing:

(a)          Swartz shall deliver to TBC Global stock certificates and certificates for membership interests, which together will represent all of the GameCo. Equity, duly endorsed for transfer or accompanied by stock powers or other like powers duly executed in the name of “TBC Global News Network, Inc.”

(b)          Team AJ and Chasin shall deliver to TBC Global stock certificates representing all of the Play Celebrity Stock, duly endorsed for transfer or accompanied by stock powers duly executed in the name of “TBC Global News Network, Inc.”, it being agreed that such certificates may be delivered to TBC Global following the Closing.

(c)          TBC Global shall deliver to Swartz a stock certificate representing the Swartz Preferred Shares, in the name of Swartz.

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(d)          TBC Global shall deliver to Team AJ and Chasin stock certificates representing the PC Preferred Shares and the PC Common Shares, in the name of and to be allocated between them as set forth in Section 2.2 hereof.

(e)          In consideration of services previously rendered by Fleming to TBC Global in connection with the Transactions, and without the need for any payment by Fleming, TBC Global shall deliver to Fleming a stock certificate or certificates in the name of Fleming representing an aggregate of four hundred (400) restricted shares of TBC Global Series A Preferred Stock (the “Fleming Preferred Shares”).

(f)          In consideration of all unpaid services previously rendered by Brian Faulkner to TBC Global, and without the need for any payment by Mr. Faulkner, it is agreed that TBC Global shall deliver to Mr. Faulkner a stock certificate or certificates in the name of Faulkner representing an aggregate of two hundred (250) restricted shares of TBC Global Series A Preferred Stock (the “Faulkner Preferred Shares”) and by his signature below (and for no other purpose) Mr. Faulkner agrees that as of the Closing he will not be owed any further sums by TBC Global or any other party hereto in respect of any services rendered to TBC Global or any of its subsidiaries prior to the Closing.

(g)        In consideration of services to be rendered by David M. Ehrlich & Associates, P.C., counsel to Play Celebrity, in connection with the Transactions prior to Closing and without the need for any payment by such counsel, it is agreed that TBC Global shall deliver to such counsel (i) a stock certificate or certificates in the name of such counsel representing twenty five (25) restricted shares of TBC Global Series A Preferred Stock (the “PC Counsel Shares”) (and cash payments or, in lieu thereof, any additional shares of Series A Preferred Stock as may be necessary to reasonably compensate such counsel for services rendered in connection with this Agreement), and (ii) an option agreement (the “Option Agreement”), in the form attached hereto as Exhibit B , granting such counsel the right to purchase the number of shares of Common Stock of TBC Global as is equal to Thirty Thousand ($30,000) divided by the lower of (x) Fifteen cents ($0.15), and (y) the average trading price of the registered Common Stock of TBC Global for the ten (10) days immediately following the Closing (with the lower of such figures being the “Denominator”), with such options having an exercise price per share equal to the Denominator. Any PC Counsel Shares issued under this clause (g) will reduce the number of PC Preferred Shares issued under Section 2.2 above.

3.2           The Option Closing. At the Option Closing Swartz shall deliver to TBC Global stock certificates and certificates for membership interests, which together will represent all of the Optioned GameCo. Equity, duly endorsed for transfer or accompanied by stock powers or other like powers duly executed in the name of “TBC Global News Network, Inc.” or such other name as it shall then be operating under.

4.           Representations, Warranties and Covenants of Swartz. Swartz hereby represents, warrants and covenants to TBC Global, to Team AJ and to Chasin as follows:

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4.1           Validity of Transaction. Swartz is the sole owner of the GameCo. Equity and the Optioned GameCo. Equity. Swartz has all requisite power and authority to execute, deliver, and perform this Agreement and to sell and transfer to TBC Global the GameCo. Equity and the Optioned GameCo. Equity. All necessary corporate proceedings or other similar actions by Swartz and by each of the GameCo. Companies have been duly taken to authorize the execution, delivery, and (or cause the performance) performance of this Agreement and the License Agreement and to authorize the sale of the GameCo. Equity and the Optioned GameCo. Equity to TBC Global hereunder. This Agreement has been duly authorized, executed, and delivered by Swartz, and the License Agreement has been duly authorized, executed and delivered by the Optioned GameCo. Companies, and the same are the legal, valid, and binding obligation of Swartz and the Optioned GameCo. Companies, respectively, and are enforceable as to him and to them in accordance with their respective terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by Swartz or any of the GameCo. Companies for the execution, delivery, or performance of this Agreement by Swartz or the License Agreement by the Optioned GameCo. Companies. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Swartz or any of the GameCo. Companies is a party, or by which any of his or any of their properties or assets is bound, shall be required for the execution, delivery, or performance by Swartz of this Agreement or by the Optioned GameCo. Companies with respect to the License Agreement, except for such consents as have been obtained at or prior to the date of this Agreement. The execution, delivery, and performance of this Agreement by Swartz and of the License Agreement by the Optioned GameCo. Companies shall not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate or articles of incorporation or by-laws (or other organizational document) of Swartz (it being recognized that Schwartz is not subject to any organizational documents) or any of the GameCo. Companies, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Swartz or a GameCo. Company or to which any of his or any of their operations, business, properties, or assets is subject. All shares and membership interest of the GameCo. Equity and the Optioned GameCo. Equity being sold to TBC Global hereunder have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders or rights of first refusal. Upon the transfer of the GameCo. Equity to TBC Global at the Closing or of the Optioned GameCo. Equity at the Option Closing, TBC Global shall acquire good and valid title to such GameCo. Equity and Optioned GameCo. Equity free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders’ agreements, and voting trusts (other than any created for and in favor of TBC Global), and Swartz will not be due any further payments or distributions in respect of the (x) GameCo. Equity, or from the GameCo. Companies in respect of services rendered by Swartz or any entity he controls or has an interest in prior to Closing, except as provided for in this Agreement, or (y) the Optioned GameCo. Equity, or from the Optioned GameCo. Companies in respect of services rendered by Swartz or any entity he controls or has an interest in prior to the Option Closing, except as provided for in this Agreement.

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4.2           Finder or Broker. No party hereto has incurred or will incur any fee as a result of any negotiation or agreement by Swartz nor any person acting on his behalf with any finder, broker, intermediary, or similar person in connection with the transactions contemplated hereby.

4.3           Investment Intent. Swartz is acquiring the Swartz Preferred Shares, and the common stock into which it can be converted, for his own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act of 1933, as amended (“Securities Act”). Swartz understands that the Swartz Preferred Shares, and the common stock into which it can be converted cannot be sold unless registered under the Securities Act and qualified under state securities laws, or unless an exemption from such registration and qualification is available.

4.4           Transfer of Swartz Preferred Shares. Swartz shall not sell or otherwise dispose of any Swartz Preferred Shares, or the common stock into which it can be converted, unless (a) a registration statement with respect thereto has become effective under the Securities Act and such shares, have been qualified under applicable state securities laws or (b) such registration and qualification are not required. Swartz agrees that the transfer agent for the Swartz Preferred Shares may be instructed not to transfer any Swartz Preferred Shares (or the common stock into which it can be converted) unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the Swartz Preferred Shares or the common stock into which it can be converted (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFICATION UNDER THE BLUE SKY LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE BLUE SKY LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.”

TBC Global shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the security evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law, or (ii) the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

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4.5           Corporate Existence. Each of the GameCo. Companies is a C corporation or a limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the State of Florida, and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each of the GameCo. Companies is duly qualified to do business as a foreign corporation or foreign limited liability company and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be material to the business of such GameCo. Company. No GameCo. Company is in violation of any of the provisions of its Articles of Incorporation, its Bylaws, Articles of Organization, other governing documents or any regulations governing them.

4.6           Capitalization.

(a)          The authorized capitalization of each GameCo. Company, immediately prior to the Closing, is as set forth in Schedule 4.6 hereto, and Schedule 4.6 also sets forth the number of such shares or membership interests which are issued and outstanding, all of which are (and as of immediately prior to the Closing will be) owned solely by Swartz, free and clear of all claims, liens or encumbrances, and with respect to the Optioned GameCo. Companies, there will no change in such capitalization prior to the “Expiration Date” (as defined below).

(b)          (i) all outstanding shares of stock or membership interests of each of the GameCo. Companies have been duly authorized and validly issued and are fully paid and non- assessable and are not subject to preemptive rights created under Florida law, each company’s Articles of Incorporation, Articles of Organization, its Bylaws or other governing documents, or any regulations governing any of them, or any agreement or document to which a GameCo. Company or Swartz is a party or by which he, it or its assets are bound, (ii) all outstanding stock or membership interests of each GameCo. Company has been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments, and (iii) none of the outstanding stock or membership interests of any GameCo. Company is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such stock or membership interest may be forfeited or repurchased by the issuing entity.

(c)          Other than the GameCo. Equity and the Optioned GameCo. Equity owned by Swartz, there are no outstanding (i) shares of equity or voting securities of any GameCo. Company, (ii) securities of a GameCo. Company convertible into or exchangeable for shares of capital stock or voting securities of a GameCo. Company, or (iii) options or other rights to acquire from a GameCo. Company, or other obligation of a GameCo. Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of a GameCo. Company. There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding regarding securities of a GameCo. Company to which a GameCo. Company is a party. There are no outstanding obligations of a GameCo. Company to repurchase, redeem or otherwise acquire any securities of a GameCo. Company.

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4.7           Financial Statements. The books and records of each GameCo. Company fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles (“GAAP”), the financial position of each GameCo. Company as at the date hereof, and all material financial transactions of each GameCo. Company have been accurately recorded in such books and records. Any future audits deemed necessary regarding a GameCo. Company (unless the same discloses a breach of the representations in this Section 4.7) shall be at the sole expense of TBC Global without reimbursement from Swartz.

4.8           No Undisclosed Material Liabilities. There are no liabilities of the GameCo. Companies of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

(a)          liabilities recorded in full or reserved for as set forth in the books and records of the Game Companies made available to TBC Global, Team AJ and Chasin; and

(b)          with respect to each GameCo. Company, liabilities incurred in the ordinary course of the business of the Game Co. Company consistent with past practice, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of such GameCo. Company.

4.9           Litigation. There is no action, suit, investigation or proceeding (or to Swartz’s knowledge any basis therefor) pending against, or to the knowledge of Swartz, threatened against or affecting, Swartz or any of the GameCo. Companies or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of any of the GameCo. Companies or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

4.10         Assets and Intellectual Property. Each of the GameCo. Companies has good and valid title to, ownership of, and the right to use assets and intellectual property, the intellectual property being the following: all trademarks, service marks, trade names, patents, know how, formulas, trade secrets, and copyrights (whether domestic or foreign) and all other intellectual property necessary for the conduct of its operations, and the formulation, production, distribution, and use of its products and assets. The business of each GameCo. Company as formerly and presently conducted did not and does not conflict with or infringe upon any intellectual property or other right, owned or claimed by another, and no one has made any such claims. Attached hereto as Schedule 4.10 is a list of all assets, tangible and intangible, of the GameCo. Companies as of the date hereof. The use, license, sale or exploitation of an Excluded Asset or an Excluded Application will not subject TBC Global, Play Celebrity or any GameCo. Company acquired by TBC Global under this Agreement to any suits, actions, investigations, claims or proceedings.

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4.11        Compliance with Laws and Court Orders.

(a)          No GameCo. Company is in violation of, and to the knowledge of Swartz is under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of a GameCo. Company. Each GameCo. Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the GameCo. Company.

(b)          Each executive officer and director of the GameCo. Companies has complied with all applicable laws in connection with or relating to actions within the scope of each GameCo. Company’s business, except where the failure to comply would not be material to such GameCo. Company. No executive officer or director of a GameCo. Company is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of the GameCo. Company.

4.12         Absence of Liens and Encumbrances; Title to Properties. Each GameCo. Company has good, valid and authorized title to the use of properties and assets used in the conduct of its business free of mortgages, pledges, charges, or other adverse claims, other than those incurred in the ordinary course of the business of the GameCo. Company consistent with past practice.

4.13         Material Contracts. Other than as set forth in Schedule 4.13 attached hereto, no GameCo. Company is a party to or bound by any “Contract” (as defined below) that (a) is a material contract (and material contracts shall include, but not be limited to, any loan agreement or any other agreement obligating a GameCo. Company to expend, pay or repay greater than Ten Thousand Dollars ($10,000) in the aggregate, or under which it can expect to receive greater than Ten Thousand Dollars ($10,000 in the aggregate), or (b) materially limits or otherwise materially restricts the GameCo. Company or that would, after the Closing or the Option Closing, materially limit or otherwise materially restrict a GameCo. Company, Play Celebrity or TBC Global or any successor thereto, from engaging or competing in any material line of business it is currently engaged in any geographic area or that contains most favored nation pricing provisions or exclusivity or non-solicitation provisions with respect to customers. As used herein, “Contract” shall mean any written or oral agreement, contract, commitment, lease, license, contract, note, bond, mortgage, indenture, arrangement or other instrument or obligation. No GameCo. Company is in, or has received notice of, any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract or any other contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a material adverse effect on the business, results of operations or financial condition of the GameCo. Company or, after giving effect to the Closing or the Option Closing, TBC Global, Play Celebrity or the GameCo. Companies.

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4.14        Taxes.

(a)          Each GameCo. Company has timely filed all tax returns required to be filed on or before the Closing (and each Optioned GameCo. Company will have timely filed the same prior to the Option Closing) and all such tax returns are true, correct and complete in all respects. Each GameCo. Company has paid in full on a timely basis all taxes owed by it, whether or not shown on any tax return, except where the failure to file such return or pay such taxes would not have a material adverse effect. No claim has ever been made by any authority in any jurisdiction where a GameCo. Company does not file tax returns that such GameCo. Company may be subject to taxation in that jurisdiction.

(b)          There are no ongoing examinations or claims against a GameCo. Company for taxes, and no notice of any audit, examination or claim for taxes, whether pending or threatened, has been received. No GameCo. Company has waived or extended the statute of limitations with respect to the collection or assessment of any tax.

4.15         Interested Party Transactions. No officer, director or stockholder of a GameCo. Company or any “affiliate” (as such term is defined in Rule 405 under the Securities Act) of any such person or a GameCo. Company has or has had, either directly or indirectly (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by a GameCo. Company, or (ii) purchases from or sells or furnishes to a GameCo. Company any goods or services, or (b) a beneficial interest in any contract or agreement to which a GameCo. Company is a party or by which it may be bound or affected (other than routine compensation and expense reimbursement programs in the ordinary course of business).

4.16         Employees. Except as set forth in Schedule 4.16 hereto no GameCo. Company is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To Swartz’s knowledge, no employee of any GameCo. Company, nor any consultant with whom a GameCo. Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the GameCo. Company because of the nature of the business to be conducted by the GameCo. Company. No GameCo. Company has received any notice alleging that any such violation has occurred. Except as set forth in Schedule 4.16 (which lists all current employees of all GameCo. Companies) no employee of a GameCo. Company has been granted the right to continued employment by a GameCo. Company or to any material compensation following termination of employment with a GameCo. Company. There are no actions pending, or to Swartz’s knowledge, threatened, by any former or current employee or consultant concerning such person’s employment by or relationship with a GameCo. Company or the basis for any such action.

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4.17         Full Disclosure. Swartz has provided TBC Global, Team AJ and Chasin with all information requested by them in connection with the transactions hereunder. Neither this Agreement nor any other document delivered by Swartz to TBC Global, Team AJ or Chasin or their attorneys or agents in connection herewith at the Closing, the Option Closing or with the transactions contemplated hereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To Swartz’s knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of any of the GameCo. Companies that have not been set forth in the Agreement, the schedules or exhibits hereto or in other documents delivered to TBC Global, Team AJ, Chasin or their attorneys or agents in connection herewith.

5.           Representations, Warranties and Covenants of Team AJ and Chasin. Team AJ and Chasin, severally and not jointly, hereby represent and warrant to TBC Global and to Swartz as follows:

5.1           Validity of Transaction. Team AJ and Chasin are the sole owners of the Play Celebrity Stock. Team AJ and Chasin have all requisite power and authority to execute, deliver, and perform this Agreement and to sell and transfer to TBC Global the Play Celebrity Stock. All necessary corporate proceedings or other similar actions by Team AJ, Chasin and by Play Celebrity have been duly taken to authorize the execution, delivery, and performance of this Agreement and to authorize the sale of the Play Celebrity Stock to TBC Global hereunder. This Agreement has been duly authorized, executed, and delivered by Team AJ and by Chasin, is the legal, valid, and binding obligations of Team AJ and Chasin, and is enforceable as to them in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or of any court or other tribunal is required by Team AJ or Chasin or by Play Celebrity for the execution, delivery, or performance of this Agreement by Team AJ or Chasin. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Team AJ, Chasin or Play Celebrity is a party, or by which any of their properties or assets are bound, shall be required for the execution, delivery, or performance by Team AJ or Chasin of this Agreement, except for such consents as have been obtained at or prior to the date of this Agreement. The execution, delivery, and performance of this Agreement by Team AJ and Chasin shall not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the organizational documents of Team AJ or Chasin or of Play Celebrity, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Team AJ, Chasin or Play Celebrity or to which any of their operations, business, properties, or assets is subject. All shares of the Play Celebrity Stock being sold to TBC Global hereunder have been duly authorized and validly issued and are fully paid and nonassessable and have not been issued in violation of any preemptive right of stockholders or rights of first refusal. Upon the transfer of the Play Celebrity Stock to TBC Global at the Closing, TBC Global shall acquire good and valid title to the Play Celebrity Stock free and clear of all claims, liens, security interests, pledges, charges, encumbrances, stockholders’ agreements, and voting trusts (other than any created for and in favor of TBC Global), and neither Team AJ nor Chasin will be due any further payments or distributions in respect of the Play Celebrity Stock, or from Play Celebrity in respect of services rendered by either of them or any affiliates prior to Closing, except as provided for in this Agreement.

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5.2           Finder or Broker. No party hereto has incurred or will incur any fee as a result of any negotiation or agreement by Team AJ or Chasin nor any person acting on their behalf with any finder, broker, intermediary, or similar person in connection with the transactions contemplated hereby.

5.3           Investment Intent. Team AJ and Chasin are acquiring the PC Preferred Shares, and the common stock into which it can be converted, and the PC Common Shares for their own account for investment and not with a view to, or for sale in connection with, any public distribution thereof in violation of the Securities Act. Team AJ and Chasin understand that the PC Preferred Shares, and the common stock into which it can be converted, and the PC Common Shares, cannot be sold unless registered under the Securities Act and qualified under state securities laws, or unless an exemption from such registration and qualification is available.

5.4           Transfer of PC Preferred Shares and PC Common Shares. Team AJ and Chasin shall not sell or otherwise dispose of any PC Preferred Shares, or the common stock into which it can be converted, or PC Common Shares unless (a) a registration statement with respect thereto has become effective under the Securities Act and such shares have been qualified under applicable state securities laws, or (b) such registration and qualification are not required. Team AJ and Chasin agree that the transfer agent for the PC Preferred Shares and the PC Common Shares may be instructed not to transfer any such shares unless it receives satisfactory evidence of compliance with the foregoing provisions, and that there may be endorsed upon any certificate representing the PC Preferred Shares, and any common shares into which they can be converted, and the PC Common Shares (and any certificates issued in substitution therefor) the following legend calling attention to the foregoing restrictions on transferability and stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFICATION UNDER THE BLUE SKY LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF, BENEFICIALLY OR ON THE RECORDS OF THE CORPORATION, UNLESS THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND QUALIFIED UNDER APPLICABLE BLUE SKY LAWS, OR AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION IS AVAILABLE.”

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TBC Global shall, upon the request of any holder of a certificate bearing the foregoing legend and the surrender of such certificate, issue a new certificate without such legend if (i) the security evidenced by such certificate has been effectively registered under the Securities Act and qualified under any applicable state securities law, or (ii) the restrictions set forth herein are no longer required or necessary under the Securities Act or any applicable state law.

Notwithstanding the foregoing, the parties agree that Team AJ and Chasin may distribute any of the PC Preferred Shares (and any common stock into which they may be converted), the PC Common Shares, and any shares issued under Section 11.6 below to their members, and the transfer agent of TBC Global shall be instructed by TBC Global to give effect to any such transfers (and following such transfers the PC Preferred Shares, the PC Common Shares and the shares issued under Section 11.6 below shall continue to be subject to the other rights and restrictions attendant to the same provided for under this Agreement)).

5.5           Corporate Existence. Play Celebrity is a C corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Play Celebrity is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be material to the business of Play Celebrity. Play Celebrity is not in violation of any of the provisions of its Articles of Incorporation, its Bylaws or other governing documents or any regulations governing them.

5.6           Capitalization.

(a)          The authorized capitalization of Play Celebrity immediately prior to the Closing is as set forth in Schedule 5.6 hereto, and Schedule 5.6 also sets forth the number of such shares which are issued and outstanding, all of which are (and as immediately prior to the Closing will be) owned solely by Team AJ and Chasin, free and clear of all claims, liens or encumbrances.

(b)          (i) all outstanding shares of stock of Play Celebrity have been duly authorized and validly issued and are fully paid and non- assessable and are not subject to preemptive rights created under Delaware law, its Certificate of Incorporation, its Bylaws or other governing documents, or any regulations governing any of them, or any agreement or document to which Play Celebrity, Team AJ or Chasin is a party or by which any of their assets are bound, (ii) all outstanding stock of Play Celebrity has been issued in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments, and (iii) none of the outstanding stock of Play Celebrity is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such stock may be forfeited or repurchased by the issuing entity.

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(c)          Other than the Play Celebrity Stock owned by Team AJ and Chasin, there are no outstanding (i) shares of equity or voting securities of Play Celebrity, (ii) securities of Play Celebrity convertible into or exchangeable for shares of capital stock or voting securities of Play Celebrity, or (iii) options or other rights to acquire from Play Celebrity, or other obligation of Play Celebrity to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Play Celebrity. There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding regarding securities of Play Celebrity to which Play Celebrity is a party. There are no outstanding obligations of Play Celebrity to repurchase, redeem or otherwise acquire any securities of Play Celebrity.

5.7           Financial Statements. The books and records of Play Celebrity fairly and correctly set out and disclose in all material respects, in accordance with GAAP, the financial position of Play Celebrity as at the date hereof, and all material financial transactions of Play Celebrity have been accurately recorded in such books and records. Any future audits deemed necessary regarding Play Celebrity (unless the same discloses a breach of the representations in this Section 5.7) shall be at the sole expense of TBC Global without reimbursement from Team AJ or Chasin.

5.8           No Undisclosed Material Liabilities. There are no liabilities of Play Celebrity of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

(a)          liabilities recorded in full or reserved for as set forth in the books and records of Play Celebrity made available to TBC Global and to Swartz; and

(b)          liabilities incurred in the ordinary course of the business of Play Celebrity consistent with past practice, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of Play Celebrity.

5.9           Litigation. There is no action, suit, investigation or proceeding (or to Team AJ’s or Chasin’s knowledge any basis therefor) pending against, or to the knowledge of Team AJ or Chasin, threatened against or affecting, Team AJ, Chasin or Play Celebrity or any of their respective properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of Play Celebrity or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

5.10         Assets and Intellectual Property. Play Celebrity has good and valid title to, ownership of, and the exclusive right to use assets and intellectual property, the intellectual property being the following: all trademarks, service marks, trade names, patents, know how, formulas, trade secrets, and copyrights (whether domestic or foreign) and all other intellectual property necessary for the conduct of its operations, and the formulation, production, distribution, and use of its products and assets. The business of Play Celebrity as formerly and presently conducted did not and does not conflict with or infringe upon any intellectual property or other right, owned or claimed by another, and no one has made any such claims. Attached hereto as Schedule 5.10 is a list of all assets, tangible and intangible, of the Play Celebrity as of the date hereof

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5.11        Compliance with Laws and Court Orders.

(a)          Play Celebrity is not in violation of, and to the knowledge of Team AJ and Chasin is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of Play Celebrity. Play Celebrity has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of Play Celebrity.

(b)          Each executive officer and director of Play Celebrity has complied with all applicable laws in connection with or relating to actions within the scope of Play Celebrity’s business, except where the failure to comply would not be material to Play Celebrity. No executive officer or director of Play Celebrity is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of Play Celebrity.

5.12         Absence of Liens and Encumbrances; Title to Properties. Play Celebrity has good, valid and authorized title to the use of properties and assets used in the conduct of its business free of mortgages, pledges, charges, or other adverse claims, other than those incurred in the ordinary course of the business of Play Celebrity consistent with past practice.

5.13         Material Contracts. Other than as set forth in Schedule 5.13 attached hereto, Play Celebrity is not a party to nor bound by any Contract that (a) is a material contract (and material contracts shall include, but not be limited to, any loan agreement or any other agreement obligating Play Celebrity to expend, pay or repay greater than Ten Thousand Dollars ($10,000) in the aggregate, or under which it can expect to receive greater than Ten Thousand Dollars ($10,000 in the aggregate), or (b) materially limits or otherwise materially restricts Play Celebrity or that would, after the Closing, materially limit or otherwise materially restrict Play Celebrity, a Game Co. Company or TBC Global or any successor thereto, from engaging or competing in any material line of business it is currently engaged in any geographic area or that contains most favored nation pricing provisions or exclusivity or non-solicitation provisions with respect to customers. Play Celebrity is not in, and has not received notice of, any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract or any other contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a material adverse effect on the business, results of operations or financial condition of Play Celebrity or, after giving effect to the Closing, TBC Global, the GameCo. Companies or Play Celerity.

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5.14        Taxes.

(a)          Play Celebrity has timely filed all tax returns required to be filed on or before the Closing and all such tax returns are true, correct and complete in all respects. Play Celebrity has paid in full on a timely basis all taxes owed by it, whether or not shown on any tax return, except where the failure to file such return or pay such taxes would not have a material adverse effect. No claim has ever been made by any authority in any jurisdiction where Play Celebrity does not file tax returns that Play Celebrity may be subject to taxation in that jurisdiction.

(b)          There are no ongoing examinations or claims against Play Celebrity for taxes, and no notice of any audit, examination or claim for taxes, whether pending or threatened, has been received. Play Celebrity has not waived or extended the statute of limitations with respect to the collection or assessment of any tax.

5.15         Interested Party Transactions. No officer, director or stockholder of Play Celebrity or any “affiliate” (as such term is defined in Rule 405 under the Securities Act) of any such person or Play Celebrity has or has had, either directly or indirectly (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Play Celebrity, or (ii) purchases from or sells or furnishes to Play Celebrity any goods or services, or (b) a beneficial interest in any contract or agreement to which Play Celebrity is a party or by which it may be bound or affected (other than routine compensation and expense reimbursement programs in the ordinary course of business).

5.16         Employees. Except as set forth in Schedule 5.16 hereto Play Celebrity is not a party to nor bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To Team AJ and Chasin’s knowledge, no employee of Play Celebrity, nor any consultant with whom Play Celebrity has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, Play Celebrity because of the nature of the business to be conducted by Play Celebrity. Play Celebrity has not received any notice alleging that any such violation has occurred. Except as set forth in Schedule 5.16 (which lists all current employees of Play Celebrity) no employee of Play Celebrity has been granted the right to continued employment by Play Celebrity or to any material compensation following termination of employment with Play Celebrity. There are no actions pending, or to Team AJ’s or Chasin’s knowledge, threatened, by any former or current employee or consultant concerning such person’s employment by or relationship with Play Celebrity or the basis for any such action.

5.17        Stockholder Agreement Termination. Any stockholder’s agreement of Play Celebrity shall be terminated, effective as of the Closing.

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5.18         Full Disclosure. Team AJ and Chasin have provided TBC Global and Swartz with all information requested by them in connection with the transactions hereunder. Neither this Agreement nor any other document delivered by Team AJ or Chasin to TBC Global or Swartz or their attorneys or agents in connection herewith at the Closing or with the transactions contemplated hereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To Team AJ’s and Chasin’s knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of Play Celebrity that have not been set forth in the Agreement, the exhibits or schedules hereto or in other documents delivered to TBC Global or Swartz or their attorneys or agents in connection herewith.

6.           Representations, Warranties and Covenants of TBC Global and Fleming. TBC Global and Fleming (jointly and severally) hereby represent and warrant to Team AJ, Chasin and Swartz as follows:

6.1           Validity of Transaction. TBC Global has all requisite power and authority to execute, deliver, and perform this Agreement, the Option Agreement, the License Agreement and all other agreements to be executed and delivered by it hereunder (together, the “Transaction Documents”) and to issue and sell to the recipients thereof the Swartz Preferred Shares, the PC Preferred Shares, the PC Common Shares, the Fleming Preferred Shares, the Faulkner Preferred Shares, the PC Counsel Shares, any preferred shares and any shares to be issued pursuant to the exercise of the Option Agreement and any securities to be issued under Section 11 below (all such securities being the “TBC Global Securities”). All necessary corporate proceedings of TBC Global have been duly taken to authorize the execution, delivery, and performance of this Agreement and the other Transaction Documents, and the issuance and sale to the recipients thereof of the TBC Global Securities. This Agreement and the other Transaction Documents have been duly authorized, executed, and delivered by TBC Global, are the legal, valid, and binding obligation of TBC Global, and are enforceable as to TBC Global in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium, or other similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Subject to the compliance with and completion of the registration requirements of the Securities Act as specifically required under this Agreement, with respect to the registration rights granted under this Agreement or the other Transaction Documents, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any Federal, state, local, or other governmental authority or of any court or other tribunal is required by TBC Global for the execution, delivery, or performance of this Agreement or the other Transaction Documents by TBC Global, except as would not affect the ability of TBC Global to perform any of its material obligations under this Agreement or the other Transaction Documents. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which TBC Global is a party, or by which any of its properties or assets is bound, is required for the execution, delivery, or performance by TBC Global of this Agreement or the other Transaction Documents, except for such consents as have been obtained at or prior to the date of this Agreement, and except as would not affect the ability of TBC Global to perform any of its material obligations under this Agreement or the other Transaction Documents. The execution, delivery, and performance of this Agreement and the other Transaction Documents by TBC Global shall not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any contract, agreement, instrument, lease, license, arrangement, or understanding to which TBC Global is a party, or violate or result in a breach of any term of the Articles of Incorporation or Bylaws of TBC Global, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on TBC Global or to which any of its operations, business, properties, or assets is subject, except as would not affect the ability of TBC Global to perform any of its material obligations under this Agreement or the other Transaction Documents. The shares of TBC Global Securities have been duly authorized and, upon receipt by the recipients thereof from TBC Global of the stock certificates representing the TBC Global Securities being sold pursuant to this Agreement or the other Transaction Documents, shall be validly issued, fully paid, and nonassessable, shall not have been issued in violation of any preemptive right of stockholders or rights of first refusal, and the recipients thereof shall have good title to the TBC Global Securities, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders agreements, and voting trusts (other than any created by such recipients with respect to the TBC Global Securities they receive).

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6.2           Finder or Broker. No party hereto has incurred or will incur any fee as a result of any negation or agreement by TBC Global nor any person acting on its behalf with any finder, broker, intermediary, or similar person in connection with the transactions contemplated by this Agreement.

6.3           Full Disclosure. All documents previously filed by TBC Global pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“TBC Global Exchange Act Documents”) (i) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder, (ii) did not at the time they were filed contain any untrue statement of a material fact, and (iii) did not at the time they were filed omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The TBC Global Exchange Act Documents do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. So far as TBC Global is aware, from the date as of which information is given in the most recent report filed by TBC Global under the Exchange Act to the date of this Agreement, there has not been any material adverse change in, or any adverse development which materially affects, the business, results of operations, or financial condition of TBC Global and its subsidiaries taken as a whole. TBC Global is currently in compliance with the Securities Act and the Exchange Act, and all rules promulgated thereunder.

6.4           Other Stockholders. TBC Global has not entered into any agreement with any holders of GameCo. Equity, Optioned GameCo. Equity or Play Celebrity Stock, other than this Agreement or the other Transaction Documents, with respect to the acquisition of GameCo. Equity, Optioned GameCo. Equity or Play Celebrity Stock by TBC Global.

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6.5           TBC Global’s Corporate Existence. TBC Global is a C corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. TBC Global is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be materially adverse to the business of TBC Global. TBC Global is not in violation of any of the provisions of its Articles of Incorporation or its Bylaws, or any regulations governing its operations.

6.6           Capitalization.

(a)          As of the date of this Agreement, the authorized capital stock of TBC Global consists of five billion (5,000,000,000) shares of common stock, one hundred million (100,000,000) shares of Series B common stock, and ten million (10,000,000) shares of preferred stock, Ten Thousand (10,000) of which are designated as “Series A Convertible Preferred Stock”). As of the date of this Agreement, there are one million twelve thousand and twenty-nine (1,012,029) shares of common stock issued and outstanding, and no shares of Series B common or preferred stock are issued and outstanding. TBC Global will provide a Transfer Agent Certificate (the “Transfer Agent Certificate”) of the number of shares issued and outstanding for the Closing.

(b)          All outstanding shares of capital stock of TBC Global have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to preemptive rights created under Nevada law, the Articles of Incorporation or Bylaws of TBC Global or any agreement or document to which TBC Global is a party or by which it or its assets are bound. All outstanding shares of capital stock of TBC Global have been issued and granted in compliance with all applicable securities law and other legal requirements and all requirements set forth in applicable agreements or instruments. None of the outstanding “Existing TBC Global Securities” (as defined below) is unvested or is subject to a repurchase option, risk of forfeiture or other condition providing that such Existing TBC Global Securities may be forfeited or repurchased by TBC Global or otherwise de-vest upon termination of stockholder’s or grantee’s employment, directorship or other relationship with TBC Global under the terms of any restricted stock agreement or other agreement with TBC Global. No TBC Global debt has voting rights.

(c)          Except as set forth in this Section, there are no outstanding (i) shares of capital stock or voting securities of TBC Global, (ii) securities of TBC Global convertible into or exchangeable for shares of capital stock or voting securities of TBC Global or (iii) options or other rights to acquire from TBC Global, or other obligation of TBC Global to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of TBC Global (the items in clauses (i), (ii) and (iii) of this Section 6.6 being referred to collectively as the “Existing TBC Global Securities”). There are no registration rights, other than as contemplated under this Agreement or the other Transaction Documents, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which TBC Global is a party or by which it is bound with respect to any Existing TBC Global Securities. There are no outstanding obligations of TBC Global to repurchase, redeem or otherwise acquire any existing TBC Global Securities.

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6.7           Litigation. There is no action, suit, investigation or proceeding pending against TBC Global or any of its properties before any court or arbitrator or any governmental body, agency or official. To TBC Global’s knowledge there is no basis for or threat of any action, suit, investigation or proceeding against TBC Global against or affecting TBC Global or any of its properties before any court or arbitrator or any governmental body, agency or official which, individually or in the aggregate, if determined or resolved adversely in accordance with the plaintiff’s demands, could reasonably be expected to have a material adverse effect on the business, results of operations, or financial condition of TBC Global taken as a whole or which in any manner would challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

6.8           Compliance with Laws and Court Orders.

(a)          TBC Global is not in violation of and, except as set forth in Schedule 6.8(a) hereto has not, since August 15, 2014 (however the limitation to such date shall not limit the liability of Global or Fleming for violations in respect of filings made by TBC Global with the Securities and Exchange Commission (“SEC”) after such date which describe or relate to events which occurred on or prior to such date), violated, and to the knowledge of TBC Global is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations or financial condition of TBC Global and its subsidiaries taken as a whole. TBC Global has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of TBC Global.

(b)          TBC Global and each of its officers and directors have complied in all material respects with the applicable provisions of Sarbanes-Oxley Act of 2002, as amended. Except as set forth in Schedule 6.8(b) hereto there are no outstanding loans made by TBC Global or any of its affiliates to any officer or director of TBC Global.

(a)          Each executive officer and director of TBC Global has complied with all applicable laws in connection with or relating to actions within the scope of TBC Global’s business, except where the failure to comply would not be material to TBC Global. No executive officer or director of TBC Global is a party to or the subject of any pending or threatened suit, action, proceeding or investigation by any governmental entity that would have a material adverse effect on the business, results of operations or financial condition of TBC Global and its subsidiaries taken as a whole, except as disclosed in TBC Global Exchange Act Documents and in Schedule 6.8(c) hereto.

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6.9           Financial Statements. The audited financial statements of TBC Global for the years ended December 31, 2014 and 2013 and unaudited interim financial statements of TBC Global for the period ended June 30, 2015 included in TBC Global’s Form 10 filing with the SEC on August 6, 2015 under the Exchange Act (collectively, “TBC Global Financial Statements”) (a) were prepared in accordance with and accurately reflect in all material respects TBC Global’s books and records as of the times and for the periods referred to therein, (b) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect during the periods included, and (c) fairly present, in all material respects and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except in the unaudited financial statements), the financial position of TBC Global and as of the dates thereof and their results of operations and cash flows for the periods then ended (subject to normal year end adjustments in the case of any unaudited interim financial statements which were not and are not expected to be material to TBC Global). Subsequent to the periods covered by the TBC Global Financial Statements, there has not been:

(a)          Any change in the assets, liabilities, financial condition, prospects or operations of TBC Global from that reflected in the TBC Global Financial Statements, other than changes in the ordinary course of business or as a result of the transactions contemplated herein, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of TBC Global;

(b)          Any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, business, prospects or financial condition of TBC Global;

(c)          Any waiver by TBC Global of a valuable right or of a material debt owed to it;

(d)          Any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(e)          Any debt, obligation or liability incurred, assumed or guaranteed by TBC Global, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(f)          Any sale, assignment, or exclusive license or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(g)          Any change in any material agreement to which TBC Global is a party or by which it is bound which materially and adversely affects the business, assets, liabilities, financial condition or operations of the Company;

(h)          Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, prospects or operations of TBC Global; or

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(i)          Any arrangement or commitment by TBC Global to do any of the acts described in subsection (a) through (h) above.

6.10         No Undisclosed Material Liabilities. There are no liabilities of TBC Global of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, and no existing condition, situation or set of circumstances which could reasonably result in such a liability, other than:

(a)          liabilities recorded in full or reserved for in the unaudited financial statements included in the TBC Global Exchange Act Documents filed with respect to the fiscal periods ended June 30, 2015 (“TBC Global Balance Sheet Date”); and

(b)          liabilities incurred in the ordinary course of the business of TBC Global consistent with past practice since the TBC Global Balance Sheet Date, none of which has or may reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, results of operations, or financial condition of TBC Global taken as a whole.

6.11         Assets and Intellectual Property. TBC Global has good and valid title to, ownership of, and the exclusive right to use assets and intellectual property, the intellectual property being the following: all trademarks, service marks, trade names, patents, know how, formulas, trade secrets, and copyrights (whether domestic or foreign) and all other intellectual property necessary for the conduct of its operations, and the formulation, production, distribution, and use of its products and assets. The business of TBC Global as formerly and presently conducted did not and does not conflict with or infringe upon any intellectual property or other right, owned or claimed by another, and no one has made any such claims. Attached hereto as Schedule 6.11 is a list of all assets, tangible and intangible, of TBC Global as of the date hereof.

6.12         Absence of Liens and Encumbrances; Title to Properties. TBC Global has good, valid and authorized title to the use of properties and assets used in the conduct of its business free of mortgages, pledges, charges, or other adverse claims, other than those incurred in the ordinary course of the business of TBC Global consistent with past practice.

6.13         Material Contracts. Other than as set forth in Schedule 6.13 attached hereto, TBC Global is not a party to or bound by any Contract that (a) is a material contract (and material contracts shall include, but not be limited to, any loan agreement or any other agreement obligating TBC Global to expend, pay or repay greater than Ten Thousand Dollars ($10,000) in the aggregate, or under which it can expect to receive greater than Ten Thousand Dollars ($10,000 in the aggregate), or (b) materially limits or otherwise materially restricts TBC Global or that would, after the Closing, materially limit or otherwise materially restrict TBC Global, any GameCo. Company or Play Celebrity, or any successor thereto, from engaging or competing in any material line of business it is currently engaged in any geographic area or that contains most favored nation pricing provisions or exclusivity or non-solicitation provisions with respect to customers. TBC Global is not in, and has not received notice of, any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Contract or any other contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have a material adverse effect on the business, results of operations or financial condition of TBC Global or, after giving effect to the Closing, TBC Global, the Game Co. Companies or Play Celebrity. Neither TBC Global nor Fleming are a party to any shareholders agreement or other agreement regarding the operations of TBC Global or the voting, sale or transfer of its stock.

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Unless attached to Schedule 6.13, Fleming has no employment agreement with TBC Global as of the date hereof and he will not have any such agreements at the Closing and, to the extent any such agreements exist as of the Closing their terms will, without the need to take any further actions, end at the Closing. As of the date hereof neither Fleming nor any other executives of TBC Global are owed any sums by TBC Global other than as set forth in Schedule 6.13, and they will only be paid such sums between now and the Closing as are normally paid as salary in the ordinary course of business (and Schedule 6.13 sets forth the salaries and other compensation being paid to Fleming and other executives of TBC Global). Notwithstanding the foregoing following the Closing Fleming will continue to act as Chairman and CEO of TBC Global, and will otherwise provide services to Global TBC, and he will be compensated therefor, all as provided for under Sections 11.5 and 11.6 hereof.

6.14        Taxes.

(a)          TBC Global has timely filed all tax returns required to be filed on or before the Closing and all such tax returns are true, correct and complete in all respects. TBC Global has paid in full on a timely basis all taxes owed by it, whether or not shown on any tax return, except where the failure to file such return or pay such taxes would not have a material adverse effect. No claim has ever been made by any authority in any jurisdiction where TBC Global does not file tax returns that TBC Global may be subject to taxation in that jurisdiction.

(b)          There are no ongoing examinations or claims against TBC Global taxes, and no notice of any audit, examination or claim for taxes, whether pending or threatened, has been received. TBC Global has not waived or extended the statute of limitations with respect to the collection or assessment of any tax.

6.15         Interested Party Transactions. No officer, director or stockholder of TBC Global or any “affiliate” (as such term is defined in Rule 405 under the Securities Act) of any such person or TBC Global has or has had, either directly or indirectly (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by TBC Global, or (ii) purchases from or sells or furnishes to TBC Global any goods or services, or (b) a beneficial interest in any contract or agreement to which TBC Global is a party or by which it may be bound or affected (other than routine compensation and expense reimbursement programs in the ordinary course of business).

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6.16         Employees. Except as set forth in Schedule 6.16 hereto TBC Global is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To TBC Global’s knowledge (and for purposes of this Agreement, TBC Global shall be deemed to have knowledge of anything of which Fleming or any executive officer is aware of or should be aware), no employee of TBC Global, nor any consultant with whom TBC Global has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, TBC Global because of the nature of the business to be conducted by TBC Global. TBC Global has not received any notice alleging that any such violation has occurred. Except as set forth in Schedule 6.16 (which lists all current employees of TBC Global) no employee of TBC Global has been granted the right to continued employment by TBC Global or to any material compensation following termination of employment with TBC Global. There are no actions pending, or to TBC Global’s knowledge, threatened, by any former or current employee or consultant concerning such person’s employment by or relationship with TBC Global or the basis for any such action.

7.           Pre-Closing Covenants of Swartz, Team AJ and Chasin and Pre-Option Closing Covenants of Swartz.

7.1. Pre-Closing Covenants of Swartz, Team AJ and Chasin.

7.1.1 Fulfillment of Closing Conditions. At and prior to the Closing Swartz, Team AJ and Chasin (together, the “Stockholders”) shall use commercially reasonable efforts to fulfill the conditions required of them as specified in this Agreement with respect to the Closing. In connection with the foregoing, the Stockholders shall (a) refrain from any actions that would cause any of their representations and warranties to be inaccurate as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein to which they are parties, (c) comply in all material respects with all applicable laws in connection with its execution, delivery and performance of this Agreement and the transactions provided for hereunder, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions provided for hereunder.

7.1.2           Access to Information. From the date of this Agreement to the Closing, the Stockholders shall give to TBC Global and TBC Global’s designated representative, with reasonable notice, access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to the GameCo. Companies and Play Celebrity as TBC Global may reasonably request. TBC Global shall not use such information for purposes other than in connection with and in furtherance of the transactions contemplated by this Agreement.

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7.1.3.          No Solicitation. From and after the date hereof until the earlier of the Termination Date or the date of termination of this Agreement pursuant to Section 12, without the prior written consent of the TBC Global, the Stockholders shall not, and shall not authorize or permit their representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an “Acquisition Proposal” (defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any Acquisition Proposal. As used herein, “Acquisition Proposal” means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of a GameCo. Company or Play Celebrity. Notwithstanding the foregoing, the Stockholders shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing to the extent their fiduciary duties may require, however they shall not enter into any agreements accepting or committing them to accept an Acquisition Proposal.

7.1.4           Confidentiality. Each of the Stockholders agree that after receipt (a) all information received by it pursuant to this Agreement regarding another party hereto (or any entity controlled by such party, together being a “Disclosing Party”), and (b) any other information that is disclosed by a Disclosing Party shall be considered confidential information of the Disclosing Party until such time as such information otherwise becomes publicly available not by reason of a breach of this Agreement. Each party further agrees that it shall hold all such confidential information in confidence, not to use such information other than in furtherance of the transactions contemplated hereunder and not to disclose any such confidential information to any third party other than to its advisors with an obligation of confidentiality except as required by law or regulation (including the listing rules); provided that to the extent possible the Disclosing Party shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any information that (1) was known to the public prior to disclosure by the Disclosing Party, (2) becomes known to the public through no fault of the party receiving the confidential information, (3) is disclosed to the receiving party on a non-confidential basis by a third party having a legal right to make such disclosure; or (4) is independently developed by the receiving party. The foregoing will also apply to information disclosed following the Closing.

7.1.5           Operation of Business in Ordinary Course. Swartz will cause the Acquired GameCo. Companies and Team AJ and Chasin will cause Play Celebrity to operate in the ordinary course of business until the Closing, and therefore will not, on or after the date hereof and prior to the Closing (i) sell, assign, transfer, lease, or otherwise dispose of any material assets of such companies, (ii) mortgage, pledge, or otherwise create a lien in any of the assets of such companies other than in the ordinary course, (iii) enter into any agreements providing for the borrowing of funds by such companies, or (iv) declare any dividends or issue, sell or redeem any securities.

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7.1.6           $20,000 Contribution by Team AJ/Chasin. Prior to Closing Team AJ and/or Chasin will contribute (or cause a third party to contribute) Twenty Thousand Dollars ($20,000) to TBC Global, to be used by Global solely to pay fees and expenses of the audit required under Section 11.2 below and towards the cost of filing a Form 10 with the SEC in connection with the Transactions. Should the Closing not occur by the Termination Date then TBC Global will promptly refund such Twenty Thousand Dollars ($20,000) to Team AJ and Chasin, or to such party as they may designate.

7.2.          Pre-Option Closing Covenants of Swartz.

7.2.1           Fulfillment of Closing Conditions. At and prior to the Option Closing, and through the date the Option expires if no Option Closing occurs by such date (the earlier of such dates being the “Expiration Date”), Swartz shall use commercially reasonable efforts to fulfill the conditions required of him as specified in this Agreement with respect to the Option Closing. In connection with the foregoing, Swartz shall, to the extent the following relate to the Option (a) refrain from any actions that would cause any of his representations and warranties to be inaccurate as of the Option Closing, (b) execute and deliver the applicable agreements and other documents referred to herein to which his is a party, (c) comply in all material respects with all applicable laws in connection with his execution, delivery and performance of this Agreement and the transactions provided for hereunder, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions provided for hereunder.

7.2.2           Access to Information. From the date of this Agreement to the Expiration Date, Swartz shall give to TBC Global and TBC Global’s designated representative, with reasonable notice, access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to the Optioned GameCo. Companies as TBC Global may reasonably request. TBC Global shall not use such information for purposes other than in connection with and in furtherance of the transactions contemplated by this Agreement.

7.2.3. No Solicitation. From and after the date hereof until the earlier of Expiration Date or the date of termination of this Agreement pursuant to Section 12, without the prior written consent of the TBC Global, Swartz shall not, and shall not authorize or permit their representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal with respect to the Optioned GameCo. Companies from any person, or engage in any discussion or negotiations relating thereto or accept any such Acquisition Proposal. Notwithstanding the foregoing, Swartz shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing to the extent his fiduciary duties may require, however he shall not enter into any agreements accepting or committing them to accept such an Acquisition Proposal.

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8.           Pre-Closing Covenants of TBC Global and Fleming.

8.1           Fulfillment of Closing Conditions. At and prior to the Closing, TBC Global and Fleming shall use commercially reasonable efforts to fulfill the conditions specified in this Agreement to the extent that the fulfillment of such conditions is within its control with respect to the Closing. In connection with the foregoing, TBC Global and Fleming shall (a) refrain from any actions that would cause any of their representations and warranties to be inaccurate as of the Closing, (b) execute and deliver the applicable agreements and other documents referred to herein to which they are a party, (c) comply in all material with all applicable laws in connection with their execution, delivery and performance of this Agreement and the transactions provided for hereunder, (d) use commercially reasonable efforts to obtain in a timely manner all necessary waivers, consents and approvals required under any laws, contracts or otherwise, and (e) use commercially reasonable efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions provided for hereunder.

8.2           Access to Information. From the date of this Agreement to the Closing, TBC Global shall give to the Stockholders and their employees, counsel, accountants and other representatives access to and the right to inspect, during normal business hours, all of the assets, records, contracts and other documents relating to TBC Global as such parties may reasonably request. The Stockholders shall not use such information for purposes other than in connection with the transactions contemplated by this Agreement.

8.3           No Solicitation. From and after the date hereof until the earlier of the Termination Date or the date of termination of this Agreement pursuant to Section 12 hereof, without the prior written consent of the Stockholders TBC Global shall not, and shall not authorize or permit its representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or take any other action to facilitate knowingly any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to a “TBC Acquisition Proposal” (defined below) from any person, or engage in any discussion or negotiations relating thereto or accept any TBC Acquisition Proposal. As used herein “TBC Acquisition Proposal” means a proposal or offer (other than pursuant to this Agreement) for a tender or exchange offer, merger, consolidation or other business combination involving any or any proposal to acquire in any manner a substantial equity interest in, or all or substantially all of the assets of TBC Global. Notwithstanding the foregoing, TBC Global shall remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any person to do or seek any of the foregoing to the extent their fiduciary duties may require, however they shall not enter into any agreements accepting or committing them to accept an TBC Acquisition Proposal.

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8.4           Confidentiality. TBC Global agrees that after receipt (a) all information received by it pursuant to this Agreement regarding another party hereto (or any entity controlled by such party, together being a “Non-TBC Disclosing Party”, and (b) any other information that is disclosed by a Non-TBC Disclosing Party to it shall be considered confidential information of the Non-TBC Disclosing Party until such time as such information otherwise becomes publicly available other than by reason of breach of this Agreement. TBC Global further agrees that it shall hold all such confidential information in confidence, not to use such information other than in furtherance of the transactions contemplated hereunder, and not to disclose any such confidential information to any third party other than to its advisors with an obligation of confidentiality except as required by law or regulation (including the listing rules); provided that to the extent possible the Non-TBC Disclosing Party shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information of a Non-TBC Disclosing Party shall not apply to any information that (1) was known to the public prior to disclosure by TBC Global, (2) becomes known to the public through no fault of TBC Global, (3) is disclosed to TBC Global on a non-confidential basis by a third party having a legal right to make such disclosure, or (4) is independently developed by TBC Global. The foregoing will also apply to information disclosed following the Closing.

8.5           Operation of Business in Ordinary Course. Fleming will cause TBC Global to (and TBC Global shall) operate in the ordinary course of business until the Closing, and therefore will not, on or after the date hereof and prior to the Closing (i) sell, assign, transfer, lease, or otherwise dispose of any material assets of TBC Global, (ii) mortgage, pledge, or otherwise create a lien in any of its assets other than in the ordinary course, or (iii) declare any dividends or issue, sell or redeem any securities.

9.           Mutual Pre-Closing and Pre-Option Closing Covenants.

9.1           Disclosure of Certain Matters. The Stockholders on the one hand, and TBC Global, on the other hand, shall give TBC Global and the Stockholders, respectively, prompt notice of any event or development that occurs prior to the Expiration Date that (a) had it existed or been known on the date hereof would have been required to be disclosed by such party under this Agreement, (b) would cause any of the representations and warranties of such party contained herein to be inaccurate or otherwise misleading, except as contemplated by the terms hereof, or (c) gives any such party any reason to believe that any of the conditions set forth in this Agreement with respect to the Closing shall not be satisfied prior to the Termination Date or with respect to the Option Closing shall not be satisfied prior to the Expiration Date.

9.2           Public Announcements. The Stockholders and TBC Global shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions provided for hereunder and, except as may be required by applicable law or regulation, a party hereto shall not issue any such press release or make any such public statement without the prior written consent (which may be given by email) of the other parties hereto.

9.3           Confidentiality. If the transactions contemplated hereunder are not consummated, each party shall treat all information obtained in its investigation of another party or any affiliate thereof, and not otherwise known to them or already in the public domain, as confidential and shall not use or otherwise disclose such information to any third party except as required by law or regulation (including the listing rules), and shall return to such other party or affiliate all copies made by it or its representatives of confidential information provided by such other party or affiliate.

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10.          Conditions Precedent to Closing and to Pre-Closing.

10.1        Conditions Precedent to Closing.

10.1.1     Conditions Precedent for Swartz. The obligation of Swartz to consummate the Transactions at the Closing to which he is a party are subject to the satisfaction (or waiver) of each of the following conditions:

10.1.1.1 Representations and Warranties. The representations and warranties of TBC Global, Fleming, Team AJ and Chasin contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing with the same force and effect as if made on and as of the Closing.

10.1.1.2 Agreements, Conditions and Covenants. TBC Global, Fleming, Team AJ and Chasin, shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing.

10.1.1.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the Transactions illegal or otherwise prohibiting the consummation thereof.

10.1.1.4 Certificate of Designation. TBC Global shall have filed the Certificate of Designation with the Nevada Secretary of State (the “Certificate of Designation”) in the form attached hereto as Exhibit C.

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10.1.1.5 Receipt of Swartz Preferred Shares. Swartz will have received certificates representing the Swartz Preferred Shares and a Transfer Agent Certificate.

10.1.1.6 Receipt of Compliance Certificates. TBC Global shall have delivered to Swartz and Team AJ and Chasin shall have delivered to Swartz a Compliance Certificate, executed by the President of TBC Global and by Team AJ and Chasin, respectively, dated the Closing Date, to the effect that the conditions specified in subsections 10.1.1.1 and 10.1.1.2 (to the extent such conditions are applicable to such signatories) have been satisfied.

10.1.1.7 Receipt of TBC Global Certificate. Swartz shall have received from TBC Global a certificate having attached thereto (i) TBC Global’s then current Certificate of Incorporation and the Certificate of Designation as filed, (ii) TBC Global’s Bylaws as in effect at the time of the Closing, and (iii) resolutions approved by the Board of Directors of TBC Global authorizing the transactions contemplated hereby.

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10.1.1.8 Receipt of Play Celebrity Certificate. Swartz shall have received from Team AJ and Chasin a certificate having attached thereto (i) Play Celebrity’s then current Certificate of Incorporation, (ii) Play Celebrity’s Bylaws as in effect at the time of the Closing, and (iii) resolutions approved by the Board of Directors of Play Celebrity authorizing the transactions contemplated hereby.

10.1.1.9 Receipt of License Agreement. Swartz shall have received a copy of the License Agreement in the form of Exhibit D hereto, fully executed by TBC Global.

10.1.2    Conditions Precedent for Team AJ and Chasin. The obligations of Team AJ and Chasin to consummate the Transactions at the Closing to which they are a party are subject to the satisfaction (or waiver) of each of the following conditions:

10.1.2.1 Representations and Warranties. The representations and warranties of TBC Global, Fleming and Swartz contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing with the same force and effect as if made on and as of the Closing.

10.1.2.2 Agreements, Conditions and Covenants. TBC Global, Fleming and Swartz shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing.

10.1.2.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the Transactions illegal or otherwise prohibiting the consummation thereof.

10.1.2.4 Certificate of Designation. TBC Global shall have filed the Certificate of Designation with the Nevada Secretary of State.

10.1.2.5 Receipt of PC Preferred Shares and PC Common Shares. Team AJ and Chasin will have received certificates representing the PC Preferred Shares and the PC Commons Shares each are to receive under this Agreement and a Transfer Agent Certificate.

10.1.2.6 Receipt of Compliance Certificates. TBC Global shall have delivered to Team AJ and Chasin and Swartz shall have delivered to Team AJ and to Chasin a Compliance Certificate, executed by the President of TBC Global and by Swartz respectively, dated the Closing Date, to the effect that the conditions specified in subsections 10.1.2.1 and 10.1.2.2 (to the extent such conditions are applicable to such signatories) have been satisfied.

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10.1.2.7 Receipt of Secretary’s Certificate. Team AJ and Chasin shall have received from TBC Global a certificate having attached thereto (i) TBC Global’s then current Certificate of Incorporation and the Certificate of Designation as filed, (ii) TBC Global’s Bylaws as in effect at the time of the Closing, and (iii) resolutions approved by the Board of Directors of TBC Global authorizing the transactions contemplated hereby.

10.1.2.8 Receipt of GameCo. Companies Certificate. Team AJ and Chasin shall have received from Swartz a certificate having attached thereto (i) the then current organizational documents of each of the GameCo. Companies, (ii) the then current Bylaws (or other similar documents) as in effect at the time of the Closing with respect to the GameCo. Companies, and (iii) resolutions approved by the Board of Directors or the members/managers (as applicable) of each of the GameCo. Companies authorizing the transactions contemplated hereby.

10.1.2.9 Receipt of License Agreement. Team AJ and Chasin shall have received a copy of the License Agreement, fully executed by TBC Global and each of the Optioned GameCo. Companies.

10.1.3    Conditions Precedent for TBC Global and Fleming. The obligation of TBC Global and Fleming to consummate the Transactions at the Closing to which they are a party are subject to the satisfaction (or waiver) prior thereto of each of the following conditions:

10.1.3.1 Representations and Warranties. The representations and warranties of the Stockholders contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of an earlier date) shall also be true and correct on and as of the Closing, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing.

10.1.3.2 Agreements, Conditions and Covenants. The Stockholders shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Closing.

10.1.3.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect has the effect of making the Transactions illegal or otherwise prohibiting the consummation thereof.

10.1.3.4 Certificate of Designation. TBC Global shall have filed the Certificate of Designation (and so long as the other conditions provided for in this Section 10.1.3 have been met, TBC Global shall file the Certificate of Designation with the Nevada Secretary of State).

10.1.3.5 Receipt of GameCo. Equity and Play Celebrity Stock. TBC Global will have received certificates endorsed for transfer, or with stock powers or other like powers, representing the GameCo. Equity and the Play Celebrity Stock, it being agreed that the certificates with respect to the Play Celebrity Stock may be delivered subsequent to the Closing.

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10.1.3.6 Receipt of Compliance Certificates.    Team AJ and Chasin shall have delivered to TCB Global and Swartz shall have delivered to TBC Global a Compliance Certificate, executed by Team AJ and Chasin and by Swartz respectively, dated the Closing Date, to the effect that the conditions specified in subsections 10.1.3.1 and 10.1.3.2 (to the extent such conditions are applicable to such signatories) have been satisfied.

10.1.3.7 Receipt of Secretary’s Certificate. TBC Global shall have received from Team AJ and Chasin a certificate having attached thereto (i) Play Celebrity’s then current Certificate of Incorporation, (ii) Play Celebrity Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors of Play Celebrity authorizing the transactions contemplated hereby, and (iv) evidence that any stockholder’s agreement of Play Celebrity shall have been terminated.

10.1.3.8 Receipt of GameCo. Companies Certificate. TBC Global shall have received from Swartz a certificate having attached thereto (i) the then current organizational documents of each of the GameCo. Companies, (ii) the then current Bylaws (or other similar documents) as in effect at the time of the Closing with respect to the GameCo. Companies, and (iii) resolutions approved by the Board of Directors or the members/managers (as applicable) of each of the GameCo. Companies authorizing the transactions contemplated hereby.

10.1.3.9. Receipt of License Agreement. TBC Global shall have received a copy of the License Agreement, fully executed by each of the Optioned GameCo. Companies.

10.2         Conditions Precedent to Option Closing.

10.2.1    Conditions Precedent for Swartz. The obligation of Swartz to consummate the transactions contemplated by the Option Closing to which he is a party is subject to the satisfaction (or waiver) of each of the following conditions:

10.2.1.1 Representations and Warranties. The representations and warranties of TBC Global contained in this Agreement shall (except to the extent such representations and warranties speak as of an earlier date) be true and correct on and as of the Option Closing with the same force and effect as if made on and as of the Option Closing.

10.2.1.2 Agreements, Conditions and Covenants. The Closing shall have occurred and TBC Global shall have performed or complied with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it after the Closing and on or before the Option Closing.

10.2.1.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of making the consummation of the Option exercise illegal or otherwise prohibiting the consummation thereof.

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10.2.1.4 Receipt of Compliance Certificate.  TBC Global shall have delivered to Swartz a Compliance Certificate, executed by the President of TBC Global, dated the Option Closing Date, to the effect that the conditions specified in subsections 10.2.1.1 and 10.2.1.2 have been satisfied.

10.2.2     Conditions Precedent for TBC Global.   The obligation of TBC Global to consummate the transactions contemplated by the Option Closing to which it is a party is subject to the satisfaction (or waiver) prior thereto of each of the following conditions:

10.2.2.1 Representations and Warranties.  The representations and warranties of Swartz contained in this Agreement shall (except to the extent such representations and warranties speak as of an earlier date) be true and correct on and as of the Option Closing, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Option Closing.

10.2.2.2 Agreements, Conditions and Covenants.  The Closing shall have occurred and Swartz shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by him after the Closing and before the Option Closing.

10.2.2.3 Legality. No law or court order shall have been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect has the effect of making the consummation of the Option exercise illegal or otherwise prohibiting the consummation thereof.

10.2.2.4 Receipt of Optioned GameCo. Equity. TBC Global will have received certificates endorsed for transfer, or with stock powers or other like powers, representing the Optioned GameCo. Equity.

10.2.2.5 Receipt of Compliance Certificate. Swartz shall have delivered to TBC Global a Compliance Certificate, executed by Swartz, dated the Option Closing Date, to the effect that the conditions specified in subsections 10.2.2.1 and 10.2.2.2 have been satisfied.

11.          Post-Closing and Post Option Closing Obligations.

11.1         Transfer of Assets and Business. Promptly following the Closing the Stockholders shall, and shall cause the Acquired GameCo. Companies and Play Celebrity to, take such reasonable steps as may be necessary or appropriate, in the judgment of TBC Global, so that TBC Global shall, to the extent it requests, be placed in actual possession and control of all of the assets and the business of the Acquired GameCo. Companies and Play Celebrity.

11.2         Audit. Promptly following the Closing the Stockholders will cooperate with an audit of the books and records of the GameCo. Companies and Play Celebrity, as well as pro forma financial statements, both in compliance with Item 9.01 of Form 8-K to be completed within seventy-one (71) days of the Closing to comply with applicable provisions of Regulation S-X. The parties hereto will seek to cause the auditor to provide a letter stating it shall have the audit completed within such period. Any costs of the audit not paid for pursuant to Section 7.1.6 hereof will be paid by TBC Global.

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11.3         Filing of Form 8-K by TBC Global.  As soon as possible following the Closing TBC Global shall timely file a Form 8-K with respect to the Transactions (including with respect to the stock to be issued pursuant to Sections 3.1(f) and (g) above and Section 11.6 below), and shall make such other filings with the SEC as may be required in connection with thereto, and TBC Global will pay for the same except as otherwise provided for under this Agreement. Following the filing of the Form 8-K is filed, TBC Global shall change its name to one selected by Team AJ and Chasin, after consultation with the TBC Global Board of Directors, and the parties hereto will take such actions as may be necessary to effect the same.

11.4         Form S-1 Filing. TBC Global shall, within one hundred and twenty (120) days of August 6, 2015 (the date TBC Global filed a Form 10), and consistent with the terms of the Registration Rights Agreement attached hereto as Exhibit E, prepare and file with the SEC a Form S-1 registration statement registering (with the number of securities which can actually be registered as limited by the by the policy/rules of the SEC) (x) all PC Common Shares (including the Payment Shares and the Replacement Shares), and all Swartz Preferred Shares, PC Preferred Shares and Fleming Preferred Shares, and all Common Stock of TBC Global into which such shares can be converted, all to the extent the same are being issued under this Agreement, , and (y) such additional shares of stock of TBC Global (including stock to be issued under convertible notes) as may hereafter be reasonably necessary to raise capital required for the operations of TBC Global and its subsidiaries (and if, and to the extent, such funds are loaned by Team AJ or Chasin or their affiliates the same may be provided under a note, including a convertible note, with such terms as may be reasonably agreed upon by TBC Global and the lending party); provided there will be a separate S-8 filed and kept effective with respect to the TBC securities described in Section 11.6 below or Section 3.1(f) and (g) above. TBC Global shall use its best efforts to cause the registration statement to become effective on the earlier of (i) five (5) business days after receiving notice from the SEC that the registration statement may be declared effective, or (b) fifteen (15) days after the effective date, and shall keep the registration statement effective at all times until the earliest of (i) the date that is one year after the completion of the Closing, (ii) the date when all of the registered shares may be sold under Rule 144 without volume limitations, or (iii) the date the registered shares are no longer held by the persons to whom they were first issued (and in the case of Team AJ and Chasin, the date they are no longer held by Team AJ or Chasin, or the parties who may receive such securities pursuant to this Agreement).

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11.5         Appointment of New Board Members. Immediately following the Closing the Board of Directors of TBC Global, the Acquired GameCo. Companies and Play Celebrity (the “Boards”) shall consist of five (5) members, four of whom will be appointed by Team AJ and Chasin and one of which will be appointed by Swartz. Following the Closing (i) the parties hereto will take such actions, including executing and delivering such documents and making such filings, as may be necessary to cause the Boards to be so constituted, (ii) and once each such Board is appointed Board decisions of the Boards will be made by a majority vote, and a majority of the Boards will constitute a quorum for all matters. After the Closing and until the appointment of the Boards, the then existing Board of Directors of each of TBC Global and the Acquired GameCo. Companies will consult with and seek the guidance of a representative (the “Representative”) to be designated in writing (which may be by email) by Team AJ and Chasin with respect to all material decisions (including the election of officers), and if the Representative so requests in writing (which may be by email), no such decisions will be effected without the prior written consent of Team AJ and Chasin. The officers of TBC Global shall be elected by its Board of Directors following the Closing, provided that it is agreed Fleming shall continue to serve as the Chairman and CEO of TBC Global (and he will continue to receive the same compensation as he received prior to the Closing for so serving), terminable at will by TBC Global, until such time as the earlier of (i) the Form 10 registration statement referred to in Section 11.3 above has been declared effective, or (ii) sixty (60) days after the Closing.

11.6         Consulting Agreements and Option Plan. (a) Promptly following the Closing, TBC Global shall enter into a Consulting Agreement with Fleming on terms mutually acceptable to them whereby TBC Global shall pay Fleming or his assigns a consulting fee equal to nine and nine-tenths percent (9.9%) of the issued and outstanding common stock (being Three Million Three Hundred Seven Thousand Four Hundred Twenty (3,307,420) shares of common stock) of TBC Global on the date of Closing. Promptly following the Closing TBC Global will enter into a Consulting Agreement with one or more of the GameCo. Companies on terms mutually acceptable to the parties thereto whereby the consultants and their assigns shall be paid aggregate consulting fees equal to nineteen and eight tenths percent (19.8%) of the issued and outstanding stock (being Six Million Six Hundred and Fourteen Thousand Eight Hundred and Forty (6,614,840) shares of common stock) of TBC Global at the time of Closing. Promptly following the Closing TBC Global will enter into a Consulting Agreement with Play Celebrity on terms mutually acceptable to the parties thereto whereby Play Celebrity and its assigns shall be paid a consulting fee equal to nine and nine tenths percent (9.9%) of the issued and outstanding stock (being Three Million Three Hundred Seven Thousand Four Hundred Twenty (3,307,420) shares of common stock) of TBC Global at the time of Closing.

(b)          TBC Global may hereafter, if it elects, and in order to retain qualified employees and consultants and to maintain an orderly market for its shares, adopt a stock and option plan providing for the issuance of options to employees and consultants of TBC Global and its subsidiaries, and the S-8 filing referred to in Section 11.3 above shall include Four Million 4,000,000 shares of Common Stock of TBC Global for issuance pursuant to such plan or otherwise to employees and consultants of TBC Global and its subsidiaries.

11.7         Over the Counter Bulletin Board. Upon the effectiveness of the TBC Global Form 10 registration statement, the company shall apply for listing on the Over the Counter Bulletin Board.

11.8         No Reverse Split of Common Stock. For a minimum period of eighteen (18) months following the Closing, TBC Global shall not effect a reverse split of its common stock.

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11.09         Leakout Agreement. The recipients of the PC Common Shares will sign a leakout agreement, effective for Twelve (12) months following the Closing, in such for as may be reasonably requested by TBC Global.

11.10         Form 3 Filing. Within ten (10) calendar days of the effective date of the Form 10 filing of TBC Global (expected to be October 6, 2015), Team AJ and Chasin shall each file a Form 3 with the SEC reflecting their status as affiliates of TBC Global.

11.11         Transfer of Assets and Business Following the Option Closing. Promptly following the Option Closing Swartz shall, and shall cause each Optioned GameCo., to take such reasonable steps as may be necessary or appropriate, in the judgment of TBC Global, so that TBC Global shall, to the extent it requests, be placed in actual possession and control of all of the assets and the business of the Optioned GameCo. Companies.

12.          Termination

12.1         Grounds for Termination. This Agreement may be terminated at any time before the Closing:

(a)          By mutual written consent of the Stockholders and TBC Global;

(b)          By the Stockholders or TBC Global if the Closing shall not have been consummated on or before the Termination Date; provided, however, that the right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Termination Date;

(c)          By the Stockholders or TBC Global if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a court order (which court order the parties shall use commercially reasonable efforts to lift) that permanently restrains, enjoins or otherwise prohibits the transactions, and such court order shall have become final and non-appealable;

(d)          By TBC Global, if any of the Stockholders shall have breached, or failed to comply with, any of his or its respective obligations under this Agreement or any representation or warranty made by a Stockholders shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after notice thereof is given to all parties; and

(e)          By a Stockholders, if TBC Global or another Stockholder shall have breached, or failed to comply with any of his or its obligations under this Agreement or any representation or warranty made by him or it shall have been incorrect when made, and such breach, failure or misrepresentation is not cured within twenty (20) days after notice thereof is given to all parties,.

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12.2         Effect of Termination. If this Agreement is terminated pursuant to Section 12.1, the agreements contained in Section 13 below shall survive the termination hereof and any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party. No termination of this Agreement will relieve the parties of liability for breaches which occurred prior to such termination.

13.          Survival Of Representations and Warranties; Indemnification

13.1         Nature and Survival. The covenants, representations and warranties of the parties hereunder and all documents delivered pursuant hereto shall survive the Closing for a period of twelve months following the Closing.

13.2         Stockholders Indemnification.

(a)          Each Stockholder severally, and not jointly, agrees to indemnify and hold harmless TBC Global, Fleming and the other Stockholders against and in respect of any and all “Damages”, which shall mean any claim, action, demand, loss, cost, expense, liability, penalty and other damage, including, without limitation, reasonable counsel fees and other costs and expenses reasonably incurred in investigation or in attempting to avoid the same or to oppose the imposition thereof or in enforcing this indemnity, incurred by TBC Global, Fleming or another Stockholder as a result of any breach of this Agreement by the indemnifying Stockholder.

(b)          If any claim shall be asserted against TBC Global, Fleming or a Stockholder by a third party for which TBC Global or a Stockholder intends to seek indemnification from a Stockholder under this Section 13.2, the party seeking indemnification shall give written notice to all Stockholders of the nature of the claim asserted within forty-five (45) days after any executive officer of TBC Global, Fleming or the indemnified Stockholder, as applicable, learns of the assertion thereof and determines that TBC Global, Fleming or such Stockholder may have a right of indemnification with respect thereto, but the failure to give this notice shall not relieve the indemnifying Stockholder of any liability hereunder in respect of such claim except to the extent such indemnifying Stockholder is prejudiced by such failure. The indemnifying Stockholder shall have the exclusive right to conduct, through counsel of its or his own choosing, which counsel is approved by the indemnified party(s) (which approval may not be unreasonably withheld or delayed), the defense of any such claim or action, and may compromise or settle such claims or actions, provided any injunctive relief will require the prior written consent of the indemnified party(s) (which shall not be unreasonably withheld or delayed).

13.3         TBC Global Indemnification.

(a) TBC Global shall indemnify and hold the Stockholders harmless against and in respect of any and all “Stockholders Damages”, which shall mean any claim, action, demand, loss, cost, expense, liability, penalty and other damage, including, without limitation, reasonable counsel fees, and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to a Stockholder from breach by TBC Global of this Agreement.

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(b)          If any claim shall be asserted against a Stockholder by a third party for which the Stockholder intends to seek indemnification from TBC Global under this Section 13.3, the Stockholder shall give written notice to TBC Global and all other Stockholders of the nature of the claim asserted within forty-five (45) days after the indemnified Stockholder learns of the assertion thereof and determines that such Stockholder may have a right of indemnification with respect thereto, but the failure to give this notice shall not relieve TBC Global of any liability hereunder in respect of such claim except to the extent TBC Global is prejudiced by such failure. TBC Global shall have the exclusive right to conduct, through counsel of its or his own choosing, which counsel is approved by the indemnified party(s) (which approval may not be unreasonably withheld or delayed), the defense of any such claim or action, and may compromise or settle such claims or actions, provided any injunctive relief will require the prior written consent of the indemnified party(s) (which shall not be unreasonably withheld or delayed).

13.4        Fleming Indemnification.

(a)          Fleming shall indemnify and hold the Stockholders harmless against and in respect of any and all “Stockholders Damages”, which for purposes of this Section 13.4(a) shall mean any claim, action, demand, loss, cost, expense, liability, penalty and other damage, including, without limitation, reasonable counsel fees, and other costs and expenses reasonably incurred in investigating or in attempting to avoid the same or oppose the imposition thereof or in enforcing this indemnity, resulting to a Stockholder from breach by Fleming of this Agreement.

(b)          If any claim shall be asserted against a Stockholder by a third party for which the Stockholder intends to seek indemnification from Fleming under this Section 13.4, the Stockholder shall give written notice to Fleming and all other Stockholders of the nature of the claim asserted within forty-five (45) days after the indemnified Stockholder learns of the assertion thereof and determines that such Stockholder may have a right of indemnification with respect thereto, but the failure to give this notice shall not relieve Fleming of any liability hereunder in respect of such claim except to the extent Fleming is prejudiced by such failure. Fleming shall have the exclusive right to conduct, through counsel of its or his own choosing, which counsel is approved by the indemnified party(s) (which approval may not be unreasonably withheld or delayed), the defense of any such claim or action, and may compromise or settle such claims or actions, provided any injunctive relief will require the prior written consent of the indemnified party(s) (which shall not be unreasonably withheld or delayed).

14.          General Matters.

14.1         Entire Agreement; Amendment  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto.

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14.2         Benefits; Successors. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties. Nothing in this Agreement shall confer any rights upon any person other than the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

14.3         Assignment; Waiver.  No party hereto shall assign this Agreement or any right, benefit or obligation hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. However, failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

14.4         Further Assurances.  At and after the Closing, the parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the transactions contemplated hereunder.

14.5         Interpretation.  Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase "but not limited to" and (e) references to “hereunder” or “herein” relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section and subsection references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

14.6         Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

14.7         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original.

14.8         Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by registered or certified mail, return receipt requested, facsimile message or Federal Express or other overnight delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the business day after the date when sent by Federal Express or facsimile to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

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If to a GameCo. Company:

Purple Penguin, Inc.

154 Gull Aire Boulevard

Oldsmar, Florida 34677

Attention: President

If to Play Celebrity:

Play Celebrity Games, Inc.

10316 Feldfarm Lane

Charlotte, North Carolina 28210

Attention: President

With a copy to:

David M. Ehrlich

494 Eighth Ave., Suite 1000

New York, New York 10001

Facsimile: (212) 202-6012

If to John Swartz:

Mr. John Swartz

154 Gull Aire Boulevard

Oldsmar, Florida 34677

If to TBC Global:

TBC Global News Network, Inc.

1950 Fifth Avenue, Suite 100

San Diego, California 92101

Attention: John Fleming, President

With a copy to:

Brian F. Faulkner, A Professional Law Corporation

27127 Calle Arroyo, Suite 1923

San Juan Capistrano, California 92675

Attention: Brian F. Faulkner, Esq.

Facsimile: (949) 240-1362

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14.9         Arbitration. Any and all disputes relating to this Agreement or its breach shall be settled by arbitration, by a single arbitrator, in Los Angeles, California, in accordance with the then- current rules of JAMS; the parties waive any right they may have under any statute or law to cause such proceeding to be transferred to any other venue. Judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction thereof. Costs of arbitration, including reasonable attorneys’ fees and costs incurred, as determined by the arbitrator, together with reasonable attorneys’ fees and costs incurred by the prevailing party in court enforcement of the arbitration award, must be paid to the prevailing party by the party designated by the arbitrator or court. Service of the Petition to Confirm Arbitration and written notice of the time and place of the hearing thereon shall be in the same manner provided in this Agreement.

Should one party either dismiss or abandon his claim or counterclaim before hearing thereon, the other party shall be deemed the “prevailing party” pursuant to this Agreement. Should both parties receive judgment or award of their respective claims, the party in whose favor the larger judgment or award is rendered shall be deemed the “prevailing party” pursuant to this Agreement.

14.10         Governing Law.  The laws of the State of California shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws.

IN WITNESS WHEREOF, this Acquisition Agreement has been executed by the parties hereto as of the day and year first written above.

TBC GLOBAL NEWS NETWORK, INC.

By:	/s/ John Fleming
John Fleming, President

/s/ John Swartz
John Swartz

TEAM AJ, LLC

By:	/s/ John Acunto
John Acunto, Manager

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CHASIN, LLC

By:	/s/ John Acunto
John Acunto, Manager

/s/ John Fleming
John Fleming

By his signature below Brian Faulkner agrees to the provisions of Section 3.1(f) of this Agreement, it being agreed he has no other obligations or rights under this Agreement.

/s/ Brian Faulkner
Brian Faulkner

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EXHIBIT A

OPTION

Date:

Mr. John Swartz

154 Gull Aire Boulevard

Oldsmar, Florida 34677

Dear John,

This notice is being given pursuant to Section 1.3 of the Acquisition Agreement (the “Acquisition Agreement”) dated September __, 2015 among TBC Global News Network, Inc., a Nevada corporation (“TBC Global”), John Fleming, John Swartz, Team AJ, LLC, a North Carolina limited liability company, and Chasin, LLC, a Delaware limited liability company. Capitalized terms not otherwise defined herein will have the meaning set forth in the Acquisition Agreement.

Per this notice TBC Global is exercising its right to purchase all of the Optioned GameCo. Equity as provided for in Section 1.3 of the Acquisition Agreement. The closing with respect to the purchase shall occur on ______________ [such date to be at least 10 days after the notice is given].

TBC Global News Network, Inc.

By:

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EXHIBIT B-1

TBC GLOBAL NEWS NETWORK, INC.

STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Name:               Stephen Goldstein

Address:

As provided for in the Acquisition Agreement (the “Acquisition Agreement”) of the Company dated September 3, 2015, the undersigned (the “Grantee”) has been granted an option (the “Option”) to purchase shares (“Shares”) of Common Stock of TBC Global News Network, Inc. (the “Company), subject to the terms and conditions of this Option Agreement, as follows:

1.   Grant of Option. This Option is granted as of September 3, 2015 (the “Grant Date”), and this Option is fully vested as of the date of grant. The total number of Shares which are subject to the Option equals Fifteen Thousand ($15,000) divided by the lower of (x) Fifteen cents ($0.15), and (y) the average trading price of the registered Common Stock of the Company TBC Global for the ten (10) days immediately following the “Closing” (as defined in the Acquisition Agreement), with the lower of such figures being the “Denominator”). The exercise price (the “Exercise Price”) per Share under this Option shall equal the Denominator, and the Grantee may exercise this Option, in whole or in part, for the ten (10) year period (the end of such ten year period being the “Expiration Date”) following the Grant Date.

The issuance of the Options have been duly authorized by all required corporate action on the part of the Company and when issued and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and non-assessable and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors’ rights generally. The Company shall pay all taxes in respect of the issue thereof. The Company shall at all times reserve and have available all Common Stock necessary to meet exercise of the Options by the Grantee of the entire amount of Options then outstanding.

2.   Exercise of Option.

(a)          Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option and the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”). The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding. The Shares shall be considered transferred to Grantee on the date on which the Option is exercised with respect to such Shares.

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(b)         Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee:

(i)	cash; or

(ii)	check.

(c)          Common Stock to be Issued. Upon the exercise of this Option and upon receipt by the Company of a facsimile or original of Grantee’s signed Exercise Notice, Company shall instruct its transfer agent to issue stock certificates in the name of Grantee (or its nominee) and in such denominations to be specified by Grantee representing the number of Shares issuable upon such exercise, as applicable. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Shares otherwise be freely transferable on the books and records of the Company. It shall be the Company’s responsibility to take all necessary actions and to bear all such costs to issue the certificate of Shares as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate(s) of Shares is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Option that is to be converted in part, the Company shall issue to the Grantee a new Option equal to the unconverted amount, if so requested by Grantee.

3.  Transferability of Option.

This Option may be transferred by the laws of descent, and to the extent permitted by applicable securities laws. This Option shall be transferable only on the books of the Company maintained at its principal executive offices upon surrender thereof for registration of transfer duly endorsed by the Grantee or by Grantee’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Option or Options in appropriate denominations to the person or persons entitled thereto.

4.  Adjustment of Option Price and Number of Shares.

The number and kind of securities purchasable upon the exercise of this Option and the Option Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

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4.1  Adjustments. The number of Shares purchasable upon the exercise of this Option shall be subject to adjustments as follows:

(a)         In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Options immediately prior thereto shall be adjusted so that the holders of the Options shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Options been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

(b)         In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends), then in such case, the number of Share thereafter issuable upon exercise of the Options shall be determined by multiplying the number of Shares theretofore issuable upon exercise of the Options, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock of the Company on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock of the Company less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock of the Company. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c)         No adjustment in the number of Shares purchasable upon exercise of this Option will be made for the issuance of shares of capital stock to directors, employees or contractors pursuant to the Company’s stock option plans.

(d)         Whenever the number of Shares issuable upon the exercise of the Options is adjusted, as herein provided the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares issuable upon the exercise of each share of the Options immediately prior to such adjustment, and of which the denominator shall be the number of Shares issuable immediately thereafter.

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4.2        Mergers, Etc. In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Options then outstanding shall have the right thereafter to exercise such Option only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Options would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“constituent entity”), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised (“non-electing share”), then for the purpose of this Section 4.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Options, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Options. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Options such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 4.2.

5.           Fractional Shares.

Any fractional Shares issuable upon exercise of the Options shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof. Whether or not fractional shares are issuable upon exercise shall be determined on the basis of the total number of Options the holder is at the time exercising and the number of Shares.

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6.         No Rights as Stockholders: Notices to Grantee.

Nothing contained in this Option shall be construed as conferring upon the Grantee or Grantee’s transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the Expiration Date prior to the exercise of this Option, any of the following events shall occur:

(a)         any action which would require an adjustment pursuant to Section 4; or

(b)         a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the Grantee at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.

7.           Entire Agreement; Governing Law. This Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee. This Option Agreement is governed by the internal substantive of California.

8.           Severability. Each part of this Option is intended to be severable. In the event that any provision of this Option is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Option shall continue in full force and effect.

9.           Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Option, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Option and the transactions contemplated hereby.

10.         Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by overnight mail, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Grantee, at the address first set forth above or to such other address as the Company or the Grantee furnishes by notice given in accordance with this section, and shall be effective, one (1) business day after being sent by facsimile or by overnight mail and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

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GRANTEE	TBC GLOBAL NEWS NETWORK, INC.

/s/ Stephen Goldstein	By:	/s/ John Fleming
Stephen Goldstein	John Fleming, President

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EXHIBIT A

EXERCISE NOTICE

TBC Global News Network, Inc.

1950 Fifth Avenue, Suite 100

San Diego, California 92101

Attention: President

1.         Exercise of Option. Effective as of today,    , the undersigned (“Grantee”) hereby elects to exercise Grantee’s option (the “Option”) to purchase ________ shares of the Common Stock (the “Shares”) of TBC Global News Network, Inc. (the “Company”) under and pursuant to the Stock Option Agreement dated September __, 2015 (the “Option Agreement”).

2.         Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

Dated:
Stephen Goldstein

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EXHIBIT B-2

TBC GLOBAL NEWS NETWORK, INC.

STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

Name:             David M. Ehrlich

Address:

As provided for in the Acquisition Agreement (the “Acquisition Agreement”) of the Company dated September 3, 2015, the undersigned (the “Grantee”) has been granted an option (the “Option”) to purchase shares (“Shares”) of Common Stock of TBC Global News Network, Inc. (the “Company), subject to the terms and conditions of this Option Agreement, as follows:

1.           Grant of Option. This Option is granted as of September 3, 2015 (the “Grant Date”), and this Option is fully vested as of the date of grant. The total number of Shares which are subject to the Option equals Fifteen Thousand ($15,000) divided by the lower of (x) Fifteen cents ($0.15), and (y) the average trading price of the registered Common Stock of the Company TBC Global for the ten (10) days immediately following the “Closing” (as defined in the Acquisition Agreement), with the lower of such figures being the “Denominator”). The exercise price (the “Exercise Price”) per Share under this Option shall equal the Denominator, and the Grantee may exercise this Option, in whole or in part, for the ten (10) year period (the end of such ten year period being the “Expiration Date”) following the Grant Date.

The issuance of the Options have been duly authorized by all required corporate action on the part of the Company and when issued and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid, and non-assessable and enforceable in accordance with their terms, subject to the laws of bankruptcy and creditors’ rights generally. The Company shall pay all taxes in respect of the issue thereof. The Company shall at all times reserve and have available all Common Stock necessary to meet exercise of the Options by the Grantee of the entire amount of Options then outstanding.

2.           Exercise of Option.

(a)         Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option and the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”). The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares, together with any applicable tax withholding. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price, together with any applicable tax withholding. The Shares shall be considered transferred to Grantee on the date on which the Option is exercised with respect to such Shares.

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(b)         Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Grantee:

(i)       cash; or

(ii)      check.

(c)        Common Stock to be Issued. Upon the exercise of this Option and upon receipt by the Company of a facsimile or original of Grantee’s signed Exercise Notice, Company shall instruct its transfer agent to issue stock certificates in the name of Grantee (or its nominee) and in such denominations to be specified by Grantee representing the number of Shares issuable upon such exercise, as applicable. The Company warrants that no instructions, other than these instructions, have been given or will be given to the transfer agent and that the Shares otherwise be freely transferable on the books and records of the Company. It shall be the Company’s responsibility to take all necessary actions and to bear all such costs to issue the certificate of Shares as provided herein, including the responsibility and cost for delivery of an opinion letter to the transfer agent, if so required. The person in whose name the certificate(s) of Shares is to be registered shall be treated as a shareholder of record on and after the exercise date. Upon surrender of any Option that is to be converted in part, the Company shall issue to the Grantee a new Option equal to the unconverted amount, if so requested by Grantee.

3.           Transferability of Option.

This Option may be transferred by the laws of descent, and to the extent permitted by applicable securities laws. This Option shall be transferable only on the books of the Company maintained at its principal executive offices upon surrender thereof for registration of transfer duly endorsed by the Grantee or by Grantee’s duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Option or Options in appropriate denominations to the person or persons entitled thereto.

4.           Adjustment of Option Price and Number of Shares.

The number and kind of securities purchasable upon the exercise of this Option and the Option Price shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

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4.1         Adjustments. The number of Shares purchasable upon the exercise of this Option shall be subject to adjustments as follows:

(a)          In case the Company shall (i) pay a dividend on Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock, (ii) declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new Common Stock (or securities convertible into, exchangeable for or other entitling a holder thereof to receive Common Stock) from the proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend), (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, (iv) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (v) issue by reclassification of its Common Stock any shares of Common Stock of the Company, the number of shares of Common Stock issuable upon exercise of the Options immediately prior thereto shall be adjusted so that the holders of the Options shall be entitled to receive after the happening of any of the events described above that number and kind of shares as the holders would have received had such Options been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the effective date in the case of a stock split, subdivision, combination or reclassification.

(b)          In case the Company shall distribute, without receiving consideration therefor, to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends), then in such case, the number of Share thereafter issuable upon exercise of the Options shall be determined by multiplying the number of Shares theretofore issuable upon exercise of the Options, by a fraction, of which the numerator shall be the closing bid price per share of Common Stock of the Company on the record date for such distribution, and of which the denominator shall be the closing bid price of the Common Stock of the Company less the then fair value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed per share of Common Stock of the Company. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(c)          No adjustment in the number of Shares purchasable upon exercise of this Option will be made for the issuance of shares of capital stock to directors, employees or contractors pursuant to the Company’s stock option plans.

(d)         Whenever the number of Shares issuable upon the exercise of the Options is adjusted, as herein provided the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares issuable upon the exercise of each share of the Options immediately prior to such adjustment, and of which the denominator shall be the number of Shares issuable immediately thereafter.

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4.2         Mergers, Etc. In the case of any (i) consolidation or merger of the Company into any entity (other than a consolidation or merger that does not result in any reclassification, exercise, exchange or cancellation of outstanding shares of Common Stock of the Company), (ii) sale, transfer, lease or conveyance of all or substantially all of the assets of the Company as an entirety or substantially as an entirety, or (iii) reclassification, capital reorganization or change of the Common Stock (other than solely a change in par value, or from par value to no par value), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each holder of Options then outstanding shall have the right thereafter to exercise such Option only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer, capital reorganization or reclassification by a holder of the number of shares of Common Stock of the Company into which such Options would have been converted immediately prior to such consolidation, merger, sale, transfer, capital reorganization or reclassification, assuming such holder of Common Stock of the Company (A) is not an entity with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (“constituent entity”), or an affiliate of a constituent entity, and (B) failed to exercise his or her rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by other than a constituent entity or an affiliate thereof and in respect of which such rights or election shall not have been exercised (“non-electing share”), then for the purpose of this Section 4.2 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If necessary, appropriate adjustment shall be made in the application of the provision set forth herein with respect to the rights and interests thereafter of the holder of Options, to the end that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of the Options. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, capital reorganizations and reclassifications. The Company shall not effect any such consolidation, merger, sale or transfer unless prior to or simultaneously with the consummation thereof the successor company or entity (if other than the Company) resulting from such consolidation, merger, sale or transfer assumes, by written instrument, the obligation to deliver to the holder of Options such shares of stock, securities or assets as, in accordance with the foregoing provision, such holder may be entitled to receive under this Section 4.2.

5.           Fractional Shares.

Any fractional Shares issuable upon exercise of the Options shall be rounded to the nearest whole share or, at the election of the Company, the Company shall pay the holder thereof an amount in cash equal to the closing bid price thereof. Whether or not fractional shares are issuable upon exercise shall be determined on the basis of the total number of Options the holder is at the time exercising and the number of Shares.

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6.            No Rights as Stockholders: Notices to Grantee.

Nothing contained in this Option shall be construed as conferring upon the Grantee or Grantee’s transferees any rights as a stockholder of the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder with respect to any meeting of stockholders for the election of directors of the Company or any other matter. If, however, at any time prior to the Expiration Date prior to the exercise of this Option, any of the following events shall occur:

(a)          any action which would require an adjustment pursuant to Section 4; or

(b)          a dissolution, liquidation or winding up of the Company or any consolidation, merger or sale of its property, assets and business as an entirety; then in any one or more of said events, the Company shall give notice in writing of such event to the Grantee at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights, or other rights or for the effective date of any dissolution, liquidation of winding up or any merger, consolidation, or sale of substantially all assets, but failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the effective date, as the case may be.

7.           Entire Agreement; Governing Law. This Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and Grantee. This Option Agreement is governed by the internal substantive of California.

8.           Severability. Each part of this Option is intended to be severable. In the event that any provision of this Option is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Option shall continue in full force and effect.

9.           Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Option, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Option and the transactions contemplated hereby.

10.         Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by overnight mail, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Grantee, at the address first set forth above or to such other address as the Company or the Grantee furnishes by notice given in accordance with this section, and shall be effective, one (1) business day after being sent by facsimile or by overnight mail and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

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GRANTEE	TBC GLOBAL NEWS NETWORK, INC.

/s/ David M. Ehrlich	By:	/s/ John Fleming
David M. Ehrlich	John Fleming, President

57

EXHIBIT A

EXERCISE NOTICE

TBC Global News Network, Inc.

1950 Fifth Avenue, Suite 100

San Diego, California 92101

Attention: President

1.         Exercise of Option. Effective as of today, , the undersigned (“Grantee”) hereby elects to exercise Grantee’s option (the “Option”) to purchase ________ shares of the Common Stock (the “Shares”) of TBC Global News Network, Inc. (the “Company”) under and pursuant to the Stock Option Agreement dated September __, 2015 (the “Option Agreement”).

2.         Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

Dated:
David M. Ehrlich

58

EXHIBIT C

AMENDED CERTIFICATE OF DESIGNATION

OF

TBC GLOBAL NEWS NETWORK, INC.

The undersigned, John Fleming, President/Secretary, certifies that:

He is the President and Secretary of TBC Global News Network, Inc., a Nevada corporation (“Company”).

By written consent of the Board of Directors of the Company on August 12, 2015, the following resolutions were adopted by the sole Director of the Company:

WHEREAS, Article IV of the Articles of Incorporation of the Company, as amended, authorizes the Company to issue Ten Million (10,000,000) shares of preferred stock, par value of One Tenth of One Cent ($0.001) per share (“Preferred Stock”);

WHEREAS, the shares of Preferred Stock were authorized to be issued from time to time in one or more series as expressly authorized by the Board of Directors to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed on any wholly unissued class of shares or any wholly issued series of any class of shares, and the number of shares constituting any unissued series of Preferred Stock as well as the designations of the series, or any or all of them; and

WHEREAS, the Company filed a Certificate of Designation on May 6, 2008 and now wishes to amend that Certificate.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issue of undesignated Preferred Stock of the Company and does hereby fix and determine the rights, preferences, privileges, and restrictions of, and other matters relating to, that series, as follows:

Ten Thousand (10,000) shares of undesignated and unissued Preferred Stock shall be designated and known as “Series A Convertible Preferred Stock”, par value One Tenth of One Cent ($0.001), with the powers, preferences, rights, restrictions, and other matters as follows.

(1)              CONVERSION. The holders of Series A Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

(a)           Any securities to be delivered to the holders of Series A Convertible Preferred Stock pursuant to this Section shall be valued at One Thousand Dollars ($1,000) per share (“Valuation Price”)

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(b)          Right to Convert by the Company. Subject to subsection (d), each share of outstanding Series A Convertible Preferred Stock shall be convertible, at the option of holder, at any time into the number of fully paid and nonassessable shares of Company common stock (“Common Stock”) as determined by dividing One Thousand (1,000) by the amount that is a ten percent (10%) discount to the average of the closing price per share of the Common Stock on the exchange in which the Common Stock is traded over the ten (10) trading day period ending immediately prior to the conversion date (“Conversion Rate”).

(c)          Mechanics of Conversion.

(i)         Before any holder of Series A Convertible Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, he/she/it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for such stock, and shall give written notice to the Company at such office that he/she/it elects to convert the same and shall state therein the number of shares to be converted and the name or names in which he/she/it wishes the certificate or certificates for shares of Common Stock to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, and if the holder has not converted all shares of Series A Convertible Preferred Stock, a certificate representing the shares of Series A Convertible Preferred Stock not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date or surrender of the shares of Series A Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii)        If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Series A Convertible Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Convertible Preferred Stock shall not be deemed to have converted such Series A Convertible Preferred Stock until immediately prior to the closing of such sale of securities.

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(d)         Adjustments to Conversion Rate In the case of any share exchange, capital reorganization, consolidation, merger or reclassification whereby the Common Stock is converted into other securities or property, the Company will , if and to the extent necessary, make appropriate provisions so that the holder of each share of Class A Preferred Stock then outstanding will have the right thereafter to convert such share of Class A Preferred Stock into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, share exchange, capital reorganization or reclassification by a holder of the number of shares of Common Stock into which such shares of Class A Preferred Stock might have been convened immediately prior to such consolidation, merger, share exchange, capital reorganization or reclassification. If the shares of Common Stock are combined, consolidated or reverse split into a smaller number of shares of Common Stock the Conversion Rate shall not be decreased, and the kind and amount of Common Shares issuable upon conversion of the Class A Preferred Stock both before and after combination, consolidation or reverse split of the Common Shares shall be the same.

(e)         No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Preferred Stock against impairment.

(f)          Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Rate pursuant to this Section, the Company, at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Convertible Preferred Stock a certificate executed by the Company’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which the adjustment or readjustment is based and the Company shall, upon the written request at any time of any holder of Series A Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount if any, of other property which at the time would be received upon the conversion of the Series A Convertible Preferred Stock.

(g)         Notices of Record Date. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall send to the holders of Series A Convertible Preferred Stock:

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(i)         At least twenty (20) days prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and

(ii)        In the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

(h)          Reservation of Stock lssuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(i)           Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

(j)           Notices. Any notice required to be given to the holders of shares of Series A Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

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(2)           VOTING RIGHTS. The holder of each share of Series A Convertible Preferred Stock hall have the right to vote on all matters on which holders of Common Stock of the Company may vote, and for each share of Series A Convertible Preferred Stock held the holder shall be treated as holding twenty (20) shares of Common Stock of the Company. With respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders meeting in accordance with the bylaws of the Company, and shall be entitled to vote, together with holders, of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. In addition, holders of a majority of the Series A Convertible Preferred Stock shall have the right to compel a vote on any share issuance, merger or acquisition by the Company, but unless set forth in another agreement to which the Company is a party, the vote of the Preferred Stock, voting as a class, will not be necessary to approve any of the same.

(3)           STATUS OF CONVERTED STOCK. In the event any shares of Series A Convertible Preferred Stock shall be converted pursuant to Section 1 hereof, the shares so converted shall be canceled and shall not be issuable by the Company, and all such shares shall be canceled, retired and eliminated from the shares that the Company is authorized to issue.

(4)           SENIORITY OF SERIES A CONVERTIBLE PREFERRED STOCK. No additional shares of Series A Convertible Preferred Stock shall be authorized or issued that have rights, privileges and preferences equal to or senior to the Series A Convertible Preferred Stock as long as any Series Convertible Preferred Stock is outstanding.

(5)           RESTRICTIONS AND LIMITATIONS. So long as any shares of Series Convertible Preferred Stock remain outstanding, the Company shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, amend the Company’s Articles of Incorporation or this Amended Certificate of Designation, if such amendment would adversely affect any of the rights, preferences or privileges provided for herein for the benefit of the Series A Convertible Preferred Stock.

Each holder of Series A Convertible Preferred Stock may not convert any outstanding Series A Convertible Preferred Stock if at the time of such conversion the amount of Common Stock to be issued for the conversion, when added to other shares of Common Stock owned by the holder of Series A Convertible Preferred Stock, or which can be acquired by the holder upon exercise or conversion of any other instrument, would cause that holder to own more than four and nine-tenths percent (4.9%) of the Company’s issued and outstanding Common Stock.

(6)           DIVIDENDS ON PREFERRED STOCK. The Company shall pay a yearly dividend, in cash or Common Stock (with the determination to pay in cash or Common Stock, or a combination of the two, to be made by the Company at its discretion), equal to four percent (4%) of the Valuation Price of each share of Series A Convertible Preferred Stock, payable quarterly within thirty (30) days after the end of each calendar quarter, and such dividend shall be paid prior to the payment of any dividends on the Company’s Common Stock. In the event the Company elects to pay a portion or all of the dividends on the Series A Convertible Preferred Stock by issuing shares of Common Stock, these shares issued as dividends shall be restricted, unregistered shares, and will be subject to the same transfer restrictions that apply to the shares of Series A Convertible Preferred Stock.

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(7)           TRANSFER RESTRICTIONS. The same transfer restrictions imposed on the Class A Preferred Stock shall be applicable to the Common Stock into which the Class A Preferred Stock is converted, although for purposes of Rule 144 as presently in effect, the holding period requirement may be met by adding together the period in which the Class A Preferred Stock is held and the period in which the Common Stock into which the Class A Preferred Stock is converted, is held.

(8)           LIQUIDATION RIGHTS. In case of the voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of shares of the Series A Convertible Preferred Stock are entitled to receive a per share liquidation preference equal to the Valuation Price, plus all accrued and unpaid dividends, before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued which ranks junior as to liquidation rights to the Series A Convertible Preferred Stock. A consolidation or merger of the Company with another corporation will be deemed to be a liquidation, dissolution or winding-up of the Company unless the Company is the surviving corporation and its shareholders immediately prior to the consolidation or merger are the holders of at least fifty-one percent (51%) of the voting equity of the surviving corporation immediately after the consolidation or merger. A sale or transfer of all or part of the Company’s assets for cash, securities or other property will not be considered a liquidation, dissolution or winding-up of the Company.

To the extent any payment or distribution is insufficient to pay the entire liquidation preference on all outstanding shares of Series A Convertible Preferred Stock, the payment shall be apportioned pro rata among the holders of the Series A Convertible Preferred Stock.

BE IT RESOLVED FURTHER, that the Secretary of the Company is hereby authorized and directed to prepare, execute, verify and file, in the office of the Nevada Secretary of State, a Certificate of Designation in accordance with this resolution as required by law.

BE IT FURTHER RESOLVED that the appropriate officers of the Company be, and each of them hereby is, authorized, empowered and directed by, for, on behalf of the Company to do or cause to be done all acts and things to make all payments, and to execute and deliver all such agreements, documents, assignment, instruments of transfer and certificates, as may be necessary, or in the opinion of the officers acting on behalf of the Company, appropriate to effectuate the intent of, or the transactions contemplated by the foregoing resolution, and effect performance by the Company of its obligations the execution thereof by such officers to be conclusive evidence that the same were authorized hereby.

BE IT FURTHER RESOLVED, that any other actions taken by such officers prior to the date of the foregoing resolution adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of the Company.

TBC GLOBAL NEWS NETWORK, INC.

By:	/s/ John Fleming	Date: September 9, 2015
John Fleming, President/Secretary

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EXHIBIT D

DESIGN AND LICENSE AGREEMENT

This Agreement, dated September 3, 2015, is entered into by and among TBC Global News Network, Inc., a Nevada corporation (“Licensee”), Navy Duck, LLC, a Florida limited liability company (“Navy Duck”), Ocean Red, LLC, a Florida limited liability company (“Ocean Red”) and Purple Penguin.com, Inc., a Florida corporation (“Purple Penguin”, and Navy Duck, Ocean Red and Purple Penguin together being “Licensors”).

WITNESSETH:

WHEREAS, Licensee is a party to an Acquisition Agreement (the “Acquisition Agreement”) dated the date hereof, of which the sole shareholder of the Licensors is also a party; and

WHEREAS, the Acquisition Agreement provides for the execution of a license agreement between Licensors and Licensee; and

WHEREAS, the parties wish to enter into this Agreement under which Licensors will modify or create certain applications for mobile electronic devices for the Licensee, such that Licensee may make such modified applications available for use by its clients, with this Agreement being the license agreement referred to in the Acquisition Agreement;

NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be 1egally bound hereby, Licensors and Licensee hereby agree as follows:

SECTION I

DEFINITIONS

1.1         “Affiliate” means, with respect to any person or entity (a “Person”) any (i) other person or entity who controls, is controlled by or is under common control with such Person, which will include any Person who owns more than ten percent of the outstanding equity of another Person, (ii) director, officer, partner, member or employee of such Person, or (iii) immediate family member of any Person described in clauses (i) or (ii) above. As used in this definition “control” (including its correlative meanings “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

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1.2         “Confidential Information” means information of a party (the “Disclosing Party”) of which the other party (the “Receiving Party”) becomes aware after the date of this Agreement which derives value, economic or otherwise, from not being generally known to the public including, without limitation, technical or non-technical data, compositions, devices, methods, techniques, drawings, inventions, processes, and financial data (provided that to deemed Confidential Information any information given in writing must be marked as “Confidential”, and any information given verbally must be identified as confidential at the time of disclosure). The terms and conditions of this Agreement are Confidential Information. The following shall not be considered Confidential Information:

(i)           information that is readily available to the public or becomes available to the public through no fault of the Receiving Party;

(ii)          information that becomes available to the Receiving Party from a third party who is not under any obligation to the Disclosing Party to keep information confidential; and

(iii)         information that is independently developed by the Receiving Party without the use of Confidential Information of the Disclosing Party.

1.3         “Intellectual Property” means any (A) patents, patent applications, patent disclosures, know-how, inventions and improvements (whether or not patentable, reduced to practice or made the subject of one or more pending patent applications), and any reissues, continuations, continuations-in-part, divisions, revisions; extensions or reexaminations thereof; (B) copyrights and copyrightable works and mask works, and all registrations, applications and renewals for any of the foregoing; (C) computer software (including source code, object code, firmware, operating systems, development tools, specifications, algorithms, data and databases and related schematics, flow charts, programmer’s notes and other documentation); (D) trademarks and other intellectual property and proprietary rights arising or protectable under the laws of the United States, any State thereof; or any other country or jurisdiction; (E) all copies and tangible embodiments of the foregoing (in whatever form or medium), and (G) any alterations, modifications, improvements, additions, enhancements or changed thereto.

1.4         “Licensee Improvements” means any alterations, modifications, improvements, additions, enhancements or changes to the Licensee Applications that are conceived, created, made or reduced to practice by or for Licensee or by any of its Affiliates (or by any of their respective employees or agents).

SECTION II

DESIGN OF APPLICATIONS AND LICENSE OF INTELLECTUAL PROPERTY

2.1         Modification and Creation of Licensor Applications.

Licensors currently owns applications, and may hereafter create additional applications, for use on mobile electronic devices, with all such applications being “Licensor Applications”. During the term hereof Licensee shall have the right to from time to time (i) identify then existing Licensor Applications and request that Licensors modify the same (any such Licensor Applications as so modified being “Licensee Applications”) in order that Licensee may sell or license the Licensee Applications to celebrities or other publicly known personalities selected by Licensee for their license, sale, use or other exploitation, and (ii) request that Licensors create new Licensor Applications (such applications created solely for Licensee also being Licensee Applications) which may be sold or licensed by Licensee to celebrities or other known personalities for their license, sale, use or other exploitation. Upon receipt of a request (a “Request”) from Licensor under this Section 2.1 Licensors shall, at their sole cost and expense, and as promptly as is practicable, create the Licensee Applications which are the subject of the Request (either by modifying then existing Licensor Applications or creating new Licensor Applications), and in doing so Licensors will consult with Licensee and incorporate such features as Licensee may reasonably request.

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2.2         Ownership of Licensor Applications and Licensee Applications and License of Intellectual Property.

(a)         Subject to clause (b) below, Licensee will own, and Licensor hereby assigns to Licensee, all and sole right, title and interest in and to the Licensee Applications (including any Licensee Improvements) and all Intellectual Property with respect thereto, and Licensee may prosecute such patent, copyright and other registrations with respect thereto in its or its designees’ names as it may elect in order to evidence and protect such ownership. Accordingly, Licensee may sell, license, modify or otherwise exploit the Licensee Applications and all Licensee Improvements as it may elect, without obligation to Licensors except as specifically provided for herein. Licensee shall have the right to market, distribute and sell the Licensee Applications and the Licensee Improvements using such trademarks as Licensee may elect. Licensors shall promptly execute and deliver such documents and instruments, and shall take such other actions as Licensee may reasonably request in order to vest in Licensee the entire right, title and interest in and to the Licensee Applications and Licensee Improvements and for prosecuting such applications with respect thereto for patents, copyrights or other intellectual property rights as Licensee may at its sole cost and expense wish to prosecute. No termination of this Agreement will affect the rights granted to Licensee under clauses (a)-(d) of this Section 2.2.

(b)        Notwithstanding the provisions of clause (a) above Licensee recognizes and agrees that the Licensor Applications incorporate or may incorporate Intellectual Property (now existing or hereafter created) of Licensor, and that all such Intellectual Property (other than as modified for Licensees as provided for in Sections 2.1 above) shall, as between Licensor and Licensee, remain the sole and exclusive property of Licensors, and Licensee will not be granted any ownership interest therein under clause (a) above. Rather, Licensor hereby grants Licensee and its Affiliates a world-wide, perpetual, non-revocable, non-exclusive right and license to modify, have modified, exploit and otherwise use all such Intellectual Property to the extent necessary to enable Licensee to license, sell and otherwise exploit the Licensee Applications as provided for in Sections 2.1 and 2.2(a) above.

(c)        Licensors will, without charge, provide Licensee with such information (including source code and object code), documentation and assistance as Licensee may reasonably request to enable Licensee to exercise the rights provided for in this Section 2, including the ability to modify the Licensee Applications as Licensee may elect.

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(d)        In the event of the bankruptcy of any Licensor, Licensors and Licensee acknowledge and agree that (i) the rights granted to Licensee under this Section 2 are fundamentally in the nature of “intellectual property” as defined in the Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor statute (the “Bankruptcy Code”); and (ii) that Licensee’s continued enjoyment of all of such rights granted it are of the essence of this Agreement and fundamental to the rights granted hereunder; and therefore all of the rights granted under this Section 2 shall be deemed intellectual property subject to Licensee’s election under Section 365(n)(1)(B) of the Bankruptcy Code.  The provisions of this Article 2 will survive the termination of this Agreement.

(e)         Licensors agrees that, during the term of this Agreement, they will not knowingly sell, license or design any applications for use on electronic mobile devices, to or for any celebrities or other publicly known personalities to the extent the same may be licensed, sold, used or exploited by such celebrities or publicly known personalities in competition with the business of Licensee.

SECTION III

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of Licensee.

Licensee represents and warrants to Licensors that:

(a)         Due Organization. Licensee is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

(b)         Authorization and Binding Effect. The execution, delivery and performance of this Agreement has been duly authorized, executed and delivered by Licensee and constitutes the legal, valid and binding obligation of Licensee, enforceable in accordance its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors. (c) No Infringement Licensee has not and will not enter into any agreements that would materially interfere with the performance of its obligations under this Agreement.

3.2         Representations, Warranties and Covenants of Licensors.

Licensors jointly and severally represent, warrant and covenant to Licensee as follows.

(a)         Due Organization. Licensors are corporations or limited liability companies duly organized, validly existing and in good standing under the laws of the State of Florida.

(b)         Authorizations and Binding Effect. The execution, delivery and performance of this Agreement has been duly authorized, and it has been duly executed and delivered by Licensors, and this Agreement constitutes the legal, valid and binding obligation of Licensors, enforceable in accordance with its terms, except as may be limited by bankruptcy, reorganization, insolvency and similar laws of general application relating to or affecting the enforcement of rights of creditors.

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(c)         No Infringement. Licensors have not and will not enter into any agreements that would interfere with the rights, licenses and privileges granted to Licensee under this Agreement, and the execution, delivery and performance of this Agreement by Licensors will not result in the breach of, or constitute a default under or interfere with any contract or other instrument or obligation, whether written or oral, to which any Licensor is currently bound. The exercise by Licensee of any of the rights and licenses granted to it by Licensors will not infringe the rights of any other party or subject Licensee to any claims, whether for intellectual property infringement or otherwise; provided that Licensors make no representations or warranties with respect to any portion of the Licensee Applications provided by Licensors which are part of the public domain or are licensed to Licensors by third parties (and Licensors will, to the extent possible, pass on to Licensee any representations and warranties of such third parties). No Licensor has received any notice alleging or claiming that any of its applications or Intellectual Property has infringed or breached any Intellectual Property of any other person or entity.

(d)         Functionality. Each Licensee Application will properly function on Apple devices (with no representations or warranties being made by Licensors with respect to functionality on other devices, such as Android phones) per the specifications set forth in a Request (as the same may be revised per the mutual written agreement of the parties, which may be by email). Should the Licensee Application not so function on delivery by Licensors, and should Licensors not remedy any functionality problems, then Licensors will refund the “Advance” (as defined below) with respect to such Licensee Application. Such right to a refund will be Licensee’s sole remedy in respect to a breach of the representation set forth in this clause (d).

SECTION IV

ROYALTY COMPENSATION

4.1         As the total and sole compensation to be paid to Licensors under this Agreement Licensee agrees to pay Licensors the following sums at the time and in the manner hereafter provided.

4.1.1      Licensee agrees it will pay to Licensors an amount (the “Royalty”) equal to twenty five percent (25%) of all revenues, exclusive of sales or other like taxes remitted to Licensee (“Revenues”), actually received by Licensee as a result of the license, sale or other exploitation of the Licensee Applications during the term of this Agreement. The Royalty shall not apply to any revenues which must be disgorged by Licensee, and any Royalty paid on disgorged Revenues will be applied against future Royalties or, if there are no future Royalties, the same will be reimbursed by Licensors to Licensee. For each Licensee Application requested by Licensee hereunder Licensee will pay Licensors Five Hundred Dollars ($500), which will be a non-refundable advance (the “Advance”) against all Royalties due Licensors under this Agreement; provided that any such Advance will be refunded by Licensors to Licensee if they cannot deliver the Licensee Application to which the Advance relates per the Request applicable thereto.

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4.1.2      Royalty payments shall be calculated and remitted on a quarterly basis, payable in U.S. dollars, not later than thirty (30) days after the end of each quarter for Revenues received in such quarter. All Royalties will be paid by Licensee to Purple Penguin, or such other Licensor as Purple Penguin may designate in writing. Each Royalty Payment will be accompanied by a written report setting forth the basis for the calculation of the Royalty Payment made, and Licensors and their representatives may from time to time review the books and records of Licensee in order to confirm the accuracy of any such report. Should any such review reveal and underpayment or overpayment of a Royalty then the appropriate party will remit such underpayment or overpayment to the other party.

SECTION V

INDEMNIFICATION AND CONFIDENTIALITY

5.1         Indemnification. (a) Licensors, jointly and severally, agree to promptly indemnify Licensee and its Affiliates and its and their officers, directors, members and shareholders against, and to hold them harmless from, any and all loss, damage or liability, and all reasonable expenses (including without limitation reasonable attorneys’ fees), incurred by any of them resulting from, related to or arising out of any (i) breach of any of the representations, warranties or covenants made by Licensors in this Agreement, or (ii) exercise by Licensee or its Affiliates of any of the rights and licenses granted to Licensee hereunder (except to the extent that the indemnification claim arises due to a breach by Licensee of any term of this Agreement). For any claim for which Licensee seeks indemnification hereunder Licensee shall promptly notify Licensors of the same in writing, provided that the failure to provide such notification shall not relieve Licensors of their indemnification obligations hereunder except to the extent the failure to provide such notification materially and adversely prejudices the ability of Licensors to defend any such claim. Any indemnified party shall have the right, but not the obligation, to participate at his, her or its own expense in any such contest, defense or litigation.

(b)         Licensee agrees to promptly indemnify Licensors and their managers, officers, directors, shareholders and members against, and to hold them harmless from, any and all loss, damage or liability, and all reasonable expenses (including without limitation reasonable attorneys’ fees), incurred by any of them resulting from, related to or arising out of any breach of any of the representations, warranties or covenants made by Licensee in this Agreement. For any claim for which Licensors seeks indemnification hereunder Licensors shall promptly notify Licensee of the same in writing, provided that the failure to provide such notification shall not relieve Licensee of its indemnification obligations hereunder except to the extent the failure to provide such notification materially and adversely prejudices the ability of Licensee to defend any such claim. Any indemnified party shall have the right, but not the obligation, to participate at his, her or its own expense in any such contest, defense or litigation.

5.2         Confidentiality.

(a)         Each party shall (and shall cause its sub-contractors, employees, agents, sub-licensees and assigns to) maintain Confidential Information of other party (and for purposes of this Section 5 and Section 6 below Licensee will be one party and Licensors the other party) in accordance with the following terms and conditions:

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(i)          Each party agrees to treat all Confidential Information of the other party as such and not to disclose such Confidential Information to any other person except as necessary to exercise its rights or carry out its obligations hereunder, or as expressly permitted hereunder, or to use the information for any purpose other than as expressly stated herein;

(ii)         No copies of Confidential Information of the other party shall be made except as necessary for a party to exercise its rights or carry out its obligations hereunder, unless authorized in writing by such other party. Any party making copies in accordance with this paragraph shall limit the number of copies made of any items of the Confidential Information which are in documentary or other tangible form to that number reasonably necessary for the purposes contemplated hereby; and

(iii)        At all times each party shall keep and maintain all Confidential Information of the other party in a safe and secure place with reasonable safeguards to ensure that unauthorized persons do not have access to such Confidential Information. Upon discovery by a party of any unauthorized disclosure or use of Confidential Information of the other party in breach of this Agreement such party shall notify the other party of the same in writing and take prompt and reasonable steps to prevent its further unauthorized disclosure or use.

(b)        In the event that a party becomes legally compelled to disclose any of the Confidential Information of the other party, such party will provide such other party with prompt notice of such circumstance so that such other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this Agreement, such legally compelled party will furnish only that portion of the Confidential Information which it is required to disclose.

5.3         No Press Releases. No press release or announcement relating to this Agreement or the transactions contemplated hereby shall be issued by a Licensor without the prior written consent of Licensee. The provisions of this Section 5 will survive termination.

ARTICLE VI

TERMINATION

6.1         Either party shall have the right to terminate this Agreement upon the occurrence of any of the following events:

(a)         A material breach or default by the other party of any of the terms, obligations, covenants, representations or warranties under this Agreement of such other party which is not waived in writing by the non-defaulting party. In such case, the non-defaulting party shall notify in writing the defaulting party of such alleged breach or default, and the defaulting party shall have a period of sixty (60) days to cure any such breach or default hereunder (provided that such cure period shall be thirty (30) days for any failure to pay amounts when due under this Agreement); or

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(b)        Upon Licensee’s purchase of all issued and outstanding stock of Licensors under the Acquisition Agreement.

6.2         The rightful termination of this Agreement, regardless of cause and nature, shall be without prejudice to any other rights or remedies of either party and without liability to the other party for any loss or damage occasioned thereby. No termination of this Agreement will relieve the parties’ of their rights or obligations in respect of events which arose prior to such termination.

SECTION VII

MISCELLANEOUS

7.1         Entire Agreement. This Agreement contains the entire Agreement between Licensors and Licensee with respect to the transactions contemplated by this Agreement and supercedes all prior arrangements or understandings (other than the Acquisition Agreement) with respect thereto.

7.2         Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by registered or certified mail, return receipt requested, or overnight delivery by a nationally recognized overnight delivery service, such as Federal Express (in each case postage prepaid), addressed as follows:

If to Licensor:	Purple Penguin, Inc.
154 Gull Aire Boulevard
Oldsmar, Florida 34677
Attention: President

If to Licensee:	c/o Play Celebrity Games, Inc.
10316 Feldfarm Lane
Charlotte, North Carolina 28210
Attention: President

With a copy to:	David M. Ehrlich
494 Eighth Ave., Suite 1000
New York, New York 10001

Any such notice or communications sent by registered or certified mail shall be deemed to have been given three business days after the date on which it was sent, and any such notice or communications sent by a nationally recognized overnight delivery service shall be deemed to have been given one business day after being sent. Any party may by notice given hereunder change the address to which notice or other communications to it are to be delivered or mailed.

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7.3         Governing Law and Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York as applied to Agreements between New York residents entered into and to be performed entirely within New York. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of New York, State of New York. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph.

7.4         Assignability. Except as otherwise provided for herein this Agreement shall not (otherwise than by operation of law) be assigned by a party without the prior written consent of the other parties, and any purported assignment by a party without the prior written consent of the other parties shall be void; provided that a party may assign this Agreement upon a sale of all or substantially all of its assets or a change of control of the assigning party, so long as the other parties are given prompt written notice of such assignment and any information relating thereto as such other parties may reasonably request. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

7.5         Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in a writing signed by the parties hereto. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights any time to enforce strict compliance thereafter with every term or condition of this Agreement.

7.6         Relationship of Parties. This Agreement does not constitute Licensors or Licensee as a partner, joint venturer, employee or agent of the other for any purpose whatsoever. No party hereto is authorized to make any agreement, contract or representation on behalf of another party hereto or to create any liability on behalf of another party hereto by reason of this Agreement.

7.7         Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision in this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7.8         Counterparts. This Agreement may be executed in counterparts each of which, when so executed shall be deemed an original, and all such counterparts when taken together shall be deemed one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

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TBC Global News Network, Inc.

By:	/s/ John Fleming
John Fleming, President

Navy Duck, LLC

By:	/s/ John Swartz
John Swartz, Managing Member

Ocean Red, LLC

By:	/s/ John Swartz
John Swartz, Managing Member

Purple Penguin.com, Inc.

By:	/s/ John Swartz

John Swartz, President

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EXHIBIT E

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”), dated as of September 3, 2015, is made by and between TBC Global News Network, Inc., a Nevada corporation (“Company”), and the persons named on the signature page hereto (“Subscribers”).

RECITALS

WHEREAS, upon the terms and subject to the conditions of the Acquisition Agreement involving the Subscribers and the Company (“Acquisition Agreement”), dated September__, 2015, the Company has agreed to issue and sell to the Subscribers either restricted shares of convertible Series A preferred stock of the Company convertible into Company restricted shares of common stock (collectively, “Subscribed Shares”), $0.001 par value (“Common Stock”), of the Company; and

WHEREAS, to induce the Subscribers to execute and deliver the Acquisition Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, “Securities Act”), and applicable state securities laws with respect to the Subscribed Shares.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

AGREEMENTS

1.           Definitions.

(a)          As used in this Agreement, the following terms shall have the following meaning:

(i)          “Effective Date” means the date of this Agreement.

(ii)         “Register”, “registered” and “registration” refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the “SEC”).

(iii)        “Registration Statement” means a registration statement of the Company under the Securities Act.

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(c)          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Acquisition Agreement.

2.          Mandatory Registration. The Company shall prepare and file with the SEC, no later than one hundred twenty (120) days of August 7, 2015 (the filing date of the Company’s Form 10 registration statement) a registration statement on Form S-1 (“Registration Statement”), covering a sufficient number of shares of Common Stock for the Subscribers to cover the registration of the Subscribed Shares. Such Registration Statement shall state that, in accordance with the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from Stock splits, or stock dividends.

3.          Obligation of the Company.   In connection with the registration of the Subscribed Shares, the Company shall do each of the following:

(a)          Prepare and file with the SEC not later than one hundred twenty (120) days of August 7, 2015 the Registration Statement with respect to not less than the number of Subscribed Shares and thereafter use its best efforts to cause the Registration Statement relating to Subscribed Shares to become effective not later than five (5) business days after notice from the Securities and Exchange Commission that the Registration Statement may be declared effective, and keep the Registration Statement effective at all times until the earliest of (i) the date that is one (1) year after its effective date, (ii) the date when the Subscribers may sell all Subscribed Shares under Rule 144 without volume limitations, or (iii) the date the Subscribers no longer own any of the Subscribed Shares (“Registration Period”), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(b)          Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all Subscribed Shares of the Company covered by the Registration Statement until such time as all of such Subscribed Shares have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

(c)          Furnish to each Subscriber whose Subscribed Shares are included in the Registration Statement and its legal counsel identified to the Company, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one (1) copy of the Registration Statement, each preliminary prospectus and prospectus, and each amendment or supplement thereto, and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents, as such Subscriber may reasonably request in order to facilitate the disposition of the Subscribed Shares owned by such Subscriber;

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(d)          Use its best efforts to (i) register and qualify the Subscribed Shares covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Subscribers who hold a majority in interest of the Subscribed Shares being offered reasonably request and in which significant volumes of shares of Common Stock are traded, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualification in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Subscribed Shares for sale in such jurisdictions: provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause more than nominal expense or burden to the Company or (E) make any change in its articles of incorporation or by-laws or any then existing contracts, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its Subscribers;

(e)          As promptly as practicable after becoming aware of such event, notify each Subscriber of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading ("Registration Default”), and uses its best efforts promptly to prepare a supplement or amendment to the Registration Statement or other appropriate filing with the SEC to correct such untrue statement or omission, and any other necessary steps to cure the Registration Default, and deliver a number of copies of such supplement or amendment to each Subscriber as such Subscriber may reasonably request.

(f)          As promptly as practicable after becoming aware of such event, notify each Subscriber who holds Subscribed Shares being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any notice of effectiveness or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time;

(g)          Use its commercially reasonable efforts, if eligible, either to (i) cause all the Subscribed Shares covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Subscribed Shares is then permitted under the rules of such exchange, or (ii) secure designation of all the Subscribed Shares covered by the Registration Statement as a National Association of Securities Dealers Automated Quotations System (“NASDAQ”) within the meaning of Rule 11Aa2-1 of the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the quotation of the Subscribed Shares on the NASDAQ or if, despite the Company’s commercially reasonable efforts to satisfy the preceding clause (i) or (ii), the Company is unsuccessful in doing so, to secure authorization and quotation for such Subscribed Shares on the Over-the-Counter Bulletin Board;

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(h)          Provide a transfer agent for the Subscribed Shares not later than the effective date of the Registration Statement;

(i)          Cooperate with the Subscribers who hold Subscribed Shares being offered to facilitate the timely preparation and delivery of certificates for the Subscribed Shares to be offered pursuant to the Registration Statement and enable such certificates for the Subscribed Shares to be in such denominations or amounts as the case may be, as the Subscribers may reasonably request and registration in such names as the Subscribers may request; and, within five (5) business days after a Registration Statement which includes Subscribed Shares is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Subscribed Shares (with copies to the Subscribers whose Subscribed Shares are included in such Registration Statement) an appropriate instruction and opinion of such counsel, if so required by the Company’s transfer agent; and

(j)          Take all other reasonable actions necessary to expedite and facilitate distribution to the Subscriber of the Subscribed Shares pursuant to the Registration Statement.

4.          Obligations of the Subscribers. In connection with the registration of the Subscribed Shares, the Subscribers shall have the following obligations;

(a)          It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Subscribed Shares of a particular Subscriber that such Subscriber shall timely furnish to the Company such information regarding itself, the Subscribed Shares held by it, and the intended method of disposition of the Subscribed Shares held by it, as shall be reasonably required to effect the registration of such Subscribed Shares and shall timely execute such documents in connection with such registration as the Company may reasonably request.

(b)          Each Subscriber by such Subscriber’s acceptance of the Subscribed Shares agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such Subscriber has notified the Company in writing of such Subscriber’s election to exclude all of such Subscriber’s Subscribed Shares from the Registration Statement; and

(c)          Each Subscriber agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), above, such Subscriber will immediately discontinue disposition of Subscribed Shares pursuant to the Registration Statement covering such Subscribed Shares until such Subscriber’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, such Subscriber shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Subscriber’s possession, of the prospectus covering such Subscribed Shares current at the time of receipt of such notice.

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5.           Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions incurred in connection with registrations, filing or qualifications pursuant to Section 3, but including, without limitations, all registration, listing, and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and review by Subscribers' counsel, shall be borne by the Company.

6.           Indemnification. After Subscribed Shares are included in a Registration Statement under this Agreement:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless each Subscriber who holds such Subscribed Shares, the directors, if any, of such Subscriber, the officers, if any, of such Subscriber, each person, if any, who controls any Subscriber within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, “Claims”) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations of the Registration Statement or any post-effective amendment thereof, or any prospectus included therein: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law (the matters in the foregoing clauses (i) through (iii) being collectively referred to as “Violations”). The Company shall reimburse the Subscribers, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Subscribed Shares that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent such Claim is based on a failure of the Subscriber to deliver or cause to be delivered the prospectus made available by the Company; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Each Subscriber will indemnify the Company, its officers, directors and agents (including Counsel) against any claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Subscriber, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions as are applicable to the Indemnification provided by the Company to this Section 6. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person or Indemnified Party and shall survive the transfer of the Subscribed Shares by the Subscribers pursuant to Section 9.

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(b)          Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, as the case may be; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Subscribers; such legal counsel shall be selected by the Subscribers holding a majority in interest of the Subscribed Shares included in the Registration Statement to which the Claim relates. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

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7.          Contribution.  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6; (b) no seller of Subscribed Shares guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Subscribed Shares who was not guilty of such fraudulent misrepresentation; and (c) contribution by any seller of Subscribed Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Subscribed Shares.

8.          Reports under Exchange Act. With a view to making available to the Subscribers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Subscribers to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to use its reasonable best efforts to:

(a)          make and keep public information available, as those terms are understood and defined in Rule 144;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)          furnish to each Subscriber so long as such Subscriber owns Subscribed Shares, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Subscribers to sell such securities pursuant to Rule 144 without registration.

9.          Interest. Nothing contained herein shall be deemed to establish or require the payment of interest to the Subscriber at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid hereunder exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing and any amounts collected in excess of the permissible amount shall be deemed a payment of principal. To the extent that such excess amount exceeds the aggregate principal amount of the Subscribed Shares, such excess shall be returned with reasonable promptness by the Subscriber to the Company.

10.         Miscellaneous.

(a)          Registered Owners. A person or entity is deemed to be a holder of Subscribed Shares whenever such person or entity owns of record such Subscribed Shares. If the Company received conflicting instructions, notices or elections from two or more persons or entities with respect to the same Subscribed Shares, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Subscribed Shares.

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(b)          Rights Cumulative; Waivers. The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c)          Benefit; Successors Bound. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d)          Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e)          Assignment. The rights to have the Company register Subscribed Shares pursuant to this Agreement shall be assigned by the Subscribers to any transferee, only if: (a) the Subscriber agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event of any delay in filing or effectiveness of the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay, or the payments set forth in Section 2(c) hereof.

(f)          Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Subscribers who hold a majority in interest of the Subscribed Shares. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Subscriber and the Company.

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(g)          Severability. Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h)          Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission, receipt confirmed, or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid (i) if to the Company, at its executive office (ii) if to the Subscriber, at the address set forth under its name in the Acquisition Agreement, with a copy to its designated attorney and (iii) if to any other Subscriber, at such address as such Subscriber shall have provided in writing to the Company, or at such other address as each such party furnishes by notice given in accordance with this Section 12(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four (4) business days after deposit with the United States Postal Service.

(i)          Governing Law. This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

(j)          Consents. The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of that party.

(k)          Further Assurances. In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(l)          Section Headings. The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(m)          Construction. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(n)          Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY:

TBC Global News Network, Inc.

By:	/s/ John Fleming
John Fleming, President

SUBSCRIBERS:

By:
Name:
Title:

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SCHEDULE 1.3

EXCLUDED ASSETS

It is agreed that the information for this Schedule 1.3 will promptly be provided by John Swartz upon request by TBC Global in anticipation of its possible exercise of the Option.

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SCHEDULE 2.1

EXCLUDED APPLICATIONS

Blocky Pixel Car Builder 3D - Create & Drive

Mini Block Cars - The Endless Driver

Name That Song - Listen and Name the Popular Tune!

Pixel Fighter 3D

Pixel Fighter 3D - The Ultimate Block Battle Arena with Skin Importer and Exporter

Rap Tap Records - Raining Cash

The Calamity Kitten and the Great CATacomb Escape!

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SCHEDULE 4.6

CAPITALIZATION OF GAMECO. COMPANIES

It is agreed that the information for this Schedule 4.6 with respect to the Optioned GameCo. Companies will be provided by John Swartz upon request by TBC Global in anticipation of its possible exercise of the Option.

Stimulating Software:

All membership interests are owned by John Swartz

Inner Four:

100,000 shares of Common Stock are authorized 20,000 of which, being all of the issued and outstanding shares, are owned by John Swartz.

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SCHEDULE 4.10

ASSETS OF GAMECO. COMPANIES

It is agreed that the information for this Schedule 4.10 with respect to the Optioned GameCo. Companies will be provided by John Swartz upon request by TBC Global in anticipation of its possible exercise of the Option.

Assets of Stimulating Software and Inner Four (all applications)

FREE* Stoopid Test Lite
*FREE* War Guns Lite
101 Burps
101 Crazy Sounds
101 Farts
101 Gross Sounds
101 Happy Sounds
101 Pickups
3D Arcade Basketball
3D Heater Free
3D Jet Fighter
3D Model Spinner
3D Rag Doll Physics - Ouch!
3D Space Flight
3D Spin Art Free
3D Spinart HD
4 Minute Workout
A BlackJack Card Counting Tool
A Matching Game - Alice in Wonderland
A Slider Puzzle - Alice in Wonderland
Acoustic Guitar Tuner
Address Finder
Agony
Air Table Hockey
Airplane Horizon
Alice in Wonderland - A New Adventures
Alice in Wonderland - Escape from the rabbit hole
Altimeter GPS
Ancient Weapons
Angry Chainsaw Guy
Atomic Mass Calculator
Baby Countdown
Background Check Scanner
Backhanded Compliments Lite

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Backhanded Compliments Pro
Bad Apples For Kids
Badges
Ball Stack
Battery Buddy
Bear Shoot
Beautiful Clock
Best Seat in the House!
BioMetric Security
Bird Songs
Blackjack Practice Hi-Lo Counting Method Free
Blackjack Practice Hi-Lo Counting Method Pro
Blob Puzzle
Bloody Razor
Blow Guns
Blow Guns Lite
BlueTooth Walkie Talkies
Blushing Brides
Bologna Lie Detector
Boy Girl and Newborn Kids Baby Names
Breathalyzer
British to American Slang Dictionary
Bubble Bugs
Building Build
BullCrap Lie Detector
Bunny Foo Foo Jump
Burping Farting Piano
Call Of Dooty - Brown Ops
Calorie Buster Lite
Car Match
Carnival Shoot
Cat Annoy Extreme
Cat Toss
Catch Pie
Cave Spelunker Free
Caveman Toss
Celebrity - That's What She Said - TWSS
Christmas Light Show
Christmas Prayers
Christmas Time Fireplace
Cinderella Story Book
Circular Reasoning
Clean Christmas Jokes

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Coin Tosser
Coin Trick Free
Color Mind Funk
Color Mind Funk Free
Conversion Calculator RPN
Copy That
Crack Shots for Kids
Crown Jewels
Cube Squared
D Tiny Tower Stacker - Free
Death Clock
Deep Space Rescue
Deer Exterminator - The Quest for Antlers
Deli Dasher
Demolition City
Detonate It!
Did You Know That
Did You Know That - Add Supported
Diet Tracker Assistant
Dino Match
Doc's Quiz For Ultimate PC Nerd History Free
Doc's Quiz for: Bird Watching
Doc's Quiz for: Cats
Doc's Quiz for: Celebrities Before They Were Stars
Doc's Quiz for: Celebrity Baby Names
Doc's Quiz for: Celebrity Couples
Dog Annoy
Don't Get Married
Don't Panic! Trust Me!
Downtown Basketball 3D
Dr. Whooves Time Bronie Attack
Drippy Doodle
Ducky Impossible Game
Electric Meter Calculator
Electric Weapon Gun Lite
Electric Weapon Gun w/ Switchblade
Emergency Web Radio
ePlans - Outdoor Furniture
eRain
eRain Free
Excuse Maker
Excuses for Work & School
Ex-Wife Toss

90

Eye Scan
Eye Security
F-15 Eagle: Flight of the Defender
Fan Free
File Vault
Fingerprint Personality Scanner
Fish Finder Match
Fish Tracker
Fish Weight Estimator
Fishin' Dictionary
Fishin' Quotes
Flashlite Free
Fone2Mouse - Wireless Mouse
Food Market List
Football Toss
Fortune in a Cookie
Fox Physics Strategy Puzzle - Free
Free Digital Magnifier
Free Digital Zoom
Free Dot Chaser
Funny Computer Dictionary
Funny Reasons to be a Guy or Girl
Funny Reasons to be a Guy or Girl Lite
Funny Stupid Questions
Funny Stupid Questions Lite
Funny T Shirts
Funny Top 10s
Funny Top 10s PRO Free
Futies
Future Ball
Genius Mind
Get a Date
Get your Loot at Woot
Ghost View Free
Ginger My Face - Free Gingering Photo Booth
Golf Flag Range Finder!
Goobers
Guitar Match
Gun Sounds Pro
Guns of World War II
Half Dead - 3D Shooter
Halloween Mania
Halloween Ringers, Text Tones, and Alarms

91

Hand Print Security
Hearing Age Test
Heart Rate Monitor Deluxe
Hidden Horrors Free - Scare Your Friends!
Hidden Horrors Pro - Scare Your Friends!
Hidden Tormentor
Holiday Hunt
Home Improvement Shopping List
Homerun Champion
How High Are You?
Hypnotical – Personal Hypnotic Device
iBling Free
iBreathalyzer
iCopter 3D
iDad - Fatherly Sayings, Dad's Thoughts Free
iFart Machine
iHear Hearing Aid
iLayer - Photo Enhancer
iMagnifier – Free Magnifying Glass with Torch Light
iMicroscope w/ Flash Light - Free
iMood Detector
Impress Me - Buzzword Generator
Indy Grand Prix
Insult Dog
Interesting Thanksgiving Facts
iPsychic Touch Scan
iQuick Temperature - Free Digital Thermometer
iRay X-Ray
iReceipt - Expense Report
iScare Free
iSign - Sign Language
iSk8ter
iTelescope With Flashlight Free
iThermometer Free
Jewel Panic
Kid Drum Set
Kid Timeout
Kid's Spray Paint
Kiss Girl
Knots Free
Lie Detector Touch
Lie Detector Touch Lite
Lightning Touch

92

Love Scan
Magic Camera - Free Mirror Mirror On The Wall
Make My Pet Talk Free
Match the Pirates
Math Baseball
Mekano Turbo Pinbal
Memory Monitor
Mermaid Match
Metal Santa
Metal Santa Free
Military Dictionary
MineSweeper War
Mirror Free
Missile Control Tower Defensive
Mojo Reader
Mole Sniper Free
Money Jar
Monster Panic
Moron Common Sense Test
Moron Quiz
Moron Quiz Lite
Moron? I.Q. Test
Morse Code: Secret Code
Mosquito Sounds 1000
Mosquito-Repellent
Mother Says - Free Quotes From Mom
My Game Timer
My Sexy Watch
New Years Countdown
Newton's Balls 3D
No More Worries
Number Assault
Office Shopping List
Optical Illusions - FREE
ORB D
Origins of Christmas Traditions
Paintball Shoot
Pee In The Snow Free
Penguin Helicopter Rescue
Perfect Guitar Tuner
Perfect Guitar Tuner Lite
Pet Shop – Animal and Letter Matching Game for Kids
Phantom Radar - The Ghost Detector

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Photo Vault Pro
Pic Edit
Pimp My Pet - Style and Talk!
Piranhas
Pirate Dictionary
Pirate SiegePirate Siege
Police Web Radio
Power 88 WBHY-FM
Princess Match
Pro Stopwatch
Proximity Alarm
Quick Budget
Rainbow Doodle
Rate That Rack
RC Speedometer
Reaction Time!
Record Me - Voice Recorder
Redneck Dictionary
Redneck Hunter : Big Buck Deer Trip
Relaxing Sounds with White Noise
Retirement Calculator
River Runner
Robot Invasion
Robot Match
Safe Crack - Puzzle Game
Safe Cracker for Kids
Sanity Test
Sanity Test Lite
Santa Clause Flyby
Scary Voice Free - Video Edition
Security Alarm System
Sex Places
Sexy Facts Fun and Games
Sexy Meter Lite
Sexy Meter Touch Scan
Sexy Spinner
Shark Survivor
Skeleton 3D
Skill Ball 3D
Skin Swap - Pro Dressing Studio and Skin Designer: Create, Edit and Export Skins for Minecraft
Sleeping Beauty Story Book Free
Slider Puzzle Extreme

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SMS Dictionary
Snipe Hunt
Snow White Story Book
Soothing Sounds Pro
Sound Activated Data Logger
Southern Slang Dictionary
Space Bounce
Space Evaders
Spanish Assistant
Special Forces - War on Drugs
Spirit Touch Scan
Splatter Doodle
Spook Your Voice Pro - Video Edition
Spooky Halloween Soundboard
Spot The Difference For Kids
Spot The Difference Kids
SpyQ Trivia
Stack Attack
Steel Knuckle Boxing
Stickman Extreme Snowboarding
Stock Car Racing 3D
Stock Car Racing 3D HD
Stoopid Test
Sudoku Me
Super Hero Jin
Super Sirens - Police And Fire Truck Siren !
Sushi Match
Swine Flu Vaccine
Switchblade Lite w/ Electric Weapon Gun & Whip
Switchblade w/ Electric Weapon Gun & Whip
Synthy - Music Synthesizer Free
Table Hockey
Talking Blocks Free - Talking Skins For Minecraft
Talking Calculator HD
Teen Dictionary
Teen Torture -> Teen Hearing Test
The Crane Game
The Most Annoying App Ever
Third Planet - Earth Defense!
Tilt N Sketch
Tomato Bounce
True Mood - Emotion Analyzer
Turkey Hunt Thanksgiving Dinner

95

Unmotivational Quotes - Free
Unofficial Jesus Trivia - Free
US Military Acronyms and Abbreviations
Virtual Baby
Virtual Blonde Jokes
Virtual Christmas Tree
Virtual Grand Piano
Virtual Piano
Virtual Ultrasound
Voice Distort Recorder
Voice Effect Studio
WAAC "Cool Country" 92.9fm
Wacky Racer 3D
Waiting For Upload
War Guns
War Sounds
Web Funnies
Weird Laws
Weird Laws International
WEKU 88.9 Public Radio from Eastern Kentucky University
Werewolf - The Vampire Hunter
Westcon Security Handbook
WGOV "Talk Tempo" 950am
WGUN "The Big Gun" 1010am
What Am I
What To Do
Where's my car?
Where's my tree stand?
Wi-Fi Baby Monitor
Wi-Fi Battle Boats
Wi-Fi Tic Tac Toe
Wifi Walkie Talkie
Witchy Halloween Pumpkin Shooter
Write With Blood
Xray Vein Security
Xylophonist - Amazing Xylophone
Xylophonist 3D - Amazing Xylophone 3D
Yo Mama - w/ Audio
You Decide!
Zip/Area Code Finder
Zombie Hunter 3D - Undead Sniper: Holiday Edition
Zombie Sniper

96

SCHEDULE 4.13

MATERIAL CONTRACTS OF GAMECO. COMPANIES

It is agreed that the information for this Schedule 4.13 with respect to the Optioned GameCo. Companies will be provided by John Swartz upon request by TBC Global in anticipation of its possible exercise of the Option.

Material Contracts for Stimulating Software and Inner Four:

None.

97

SCHEDULE 4.16

EMPLOYEES AND COMPENSATION PLANS

It is agreed that the information for this Schedule 4.16 with respect to the Optioned GameCo. Companies will be provided by John Swartz upon request by TBC Global in anticipation of its possible exercise of the Option.

Stimulating Software and Inner Four:

None.

98

SCHEDULE 5.6

CAPITALIZATION OF PLAY CELEBRITY

Play Celebrity has authorized: 100 shares of Series A Preferred Stock, 10,000 shares of Series B Preferred Stock, 10,000 shares of Series C Preferred Stock and 10,000 shares of Common Stock:

All issued and outstanding equity of Play Celebrity is owned as follows:

1.          Team AJ – 500 shares of Common Stock, 50 shares of Series A Preferred Stock and 5,000 shares of Series B Preferred Stock.

2.          Chasin, LLC – 500 shares of Common Stock, 50 shares of Series A Preferred Stock and 5,000 shares of Series B Preferred Stock.

99

SCHEDULE 5.10

ALL ASSETS, TANGIBLE AND INTANGIBLE, OF PLAY CELEBRITY

None.

100

SCHEDULE 5.13

MATERIAL CONTRACTS

Top Fan Agreement

Various Artist Application Agreements

101

SCHEDULE 5.16

EMPLOYEES AND COMPENSATION PLANS

None.

102

SCHEDULE 6.8(a)

None.

103

SCHEDULE 6.8(b)

None.

104

SCHEDULE 6.8(c)

None.

105

SCHEDULE 6.11

ALL ASSETS, TANGIBLE AND INTANGIBLE, OF TBC GLOBAL

General office equipment and supplies valued at $5,743 (on date of acquisition – March 31, 2015).

106

SCHEDULE 6.13

MATERIAL CONTRACTS

None; provided that John Fleming (the CEO of TBC Global) is paid $1,500/month, $6,981.30 of which has not been paid as of September 3, 2015, and Robert Malasek (the CFO of TBC Global) is paid $1,200/month, $6,000 of which has not been paid as of September 3, 2015.

107

SCHEDULE 6.16

EMPLOYEES AND COMPENSATION PLANS

None.

108